Exhibit 10.2

INVESTOR RIGHTS AGREEMENT

MIDAS GOLD CORP.

- and -

BARRICK GOLD CORPORATION

May 16, 2018

TABLE OF CONTENTS

ARTICLE 1
GENERAL
1.1	Definitions	1
1.2	Rules of Construction	7
1.3	Recitals and Schedules	8
1.4	Currency	8
1.5	Time of Essence	8

ARTICLE 2
INVESTOR APPROVAL RIGHTS
2.1	Reporting Issuer Status and Listing of Common Shares	8
2.2	General Approval Rights	9
2.3	Subsidiary Security Issuances	9
2.4	Confidentiality of Records	9

ARTICLE 3
COMPOSITION AND BOARD MATTERS
3.1	Board Composition and Representation	10
3.2	Board Matters	12
3.3	Board Operations	12
3.4	Committees	13

ARTICLE 4
PARTICIPATION RIGHT & TOP-UP RIGHT
4.1	Notice of Issuances	13
4.2	Participation Right	13
4.3	Top-up Offering	14
4.4	Exercise Notice	15
4.5	Issuance of Offered Securities and Top-up Shares	16
4.6	Additional Terms	17
4.7	Issuances Not Subject to Rights	18
4.8	Determining Investor’s Percentage Ownership	18
4.9	Acknowledgements	19

ARTICLE 5
ANTI-CORRUPTION
5.1	Compliance with Laws	19
5.2	Operations	20
5.3	Use of Funds	20
5.4	Certification of Compliance	20

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ARTICLE 6
COVENANTS OF THE CORPORATION
6.1	Joinder	20
6.2	No Conflict	21
6.3	Right of First Refusal	21
6.4	Limitation on Offerings: Standby Commitment	22

ARTICLE 7
REGISTRATION RIGHTS
7.1	Demand Registration Rights	23
7.2	Piggyback Registrations	24
7.3	Underwriter Cutback	25
7.4	Expenses	25
7.5	Other Sales	26
7.6	Future Registration Rights	26
7.7	Preparation; Reasonable Investigation	26
7.8	Underwriting or Agency Agreements	27

ARTICLE 8
STANDSTILL AND VOTING
8.1	Standstill	28
8.2	Voting	30

ARTICLE 9
MISCELLANEOUS
9.1	Termination	30
9.2	Governing Law; Specific Performance	30
9.3	Statements as to Factual Matters	31
9.4	Amendments	31
9.5	Successors and Assigns	31
9.6	Entire Agreement	31
9.7	Severability	31
9.8	Delays or Omissions	32
9.9	Press Releases	32
9.10	Further Assurances	32
9.11	Filing of Agreement	32
9.12	Notices	32
9.13	Counterparts	33

Schedule A	FORM OF INDEMNITY AGREEMENT
Schedule B	REGISTRATION PROCEDURES
Schedule C	SELECTION OF INDEPENDENT EXPERT

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INVESTOR RIGHTS AGREEMENT

THIS AGREEMENT is made as of the 16th day of May, 2018,

BETWEEN:

MIDAS GOLD CORP.,

a corporation existing under the laws of the Province of British Columbia,

(hereinafter referred to as the “Corporation”),

– and –

BARRICK GOLD CORPORATION,

a corporation existing under the laws of the Province of Ontario,

(hereinafter referred to as the “Investor”).

WHEREAS the Investor has agreed to purchase, on a private placement basis, 46,551,731 common shares of the Corporation (“Common Shares”), representing 19.9% of the issued and outstanding Common Shares (the “Share Offering”);

AND WHEREAS in connection with the closing of the Share Offering, the Corporation has agreed to grant certain rights to the Investor as set forth herein;

NOW THEREFORE, in consideration of the respective covenants and agreements of the Parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

GENERAL

1.1	Definitions

As used in this Agreement the following terms shall have the following respective meanings and grammatical variations of such terms shall have corresponding meanings:

“Acting Jointly or in Concert” has the meaning set forth in Section 8.1(a)(i);

“Acquired Voting Securities” has the meaning set forth in Section 8.2;

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, through one or more Persons Controls, or is Controlled by, or is under common Control with, such specified Person;

“Agreement” means this investor rights agreement among the Corporation and the Investor, as amended from time to time in accordance with the terms hereof;

“Board” means the board of directors of the Corporation;

“Board Designee” has the meaning set forth in Section 3.1(a);

“Business Day” means a day other than a Saturday, Sunday or statutory holiday in the Province of British Columbia or in the Province of Ontario;

“Canadian Securities Authorities” means any of the securities commissions or similar securities regulatory authorities in each of the provinces and territories of Canada in which the Corporation is a reporting issuer (or has analogous status);

“Canadian Securities Laws” means all applicable Canadian securities laws, the respective regulations, rules and orders made thereunder, and all applicable policies and notices issued by the Canadian Securities Authorities in the applicable jurisdictions in Canada;

“CFPOA” has the meaning set forth in Section 5.1;

“Closing Date” means the closing date of the Share Offering;

“Common Shares” has the meaning set forth in the recitals hereto;

“Concentrate Interest” means (a) a right or interest created by an agreement to purchase and/or sell gold concentrate from, or measured based on, gold mined from, produced, extracted or otherwise recovered from the Stibnite Gold Project, as applicable, (b) a royalty interest, stream, offtake or any similar financial or physical interest in gold concentrate mined from, produced, extracted or otherwise recovered from the Stibnite Gold Project, or (c) an offsite treatment or processing agreement pursuant to which gold concentrate from gold mined from, produced, extracted or otherwise recovered from the Stibnite Gold Project, as applicable, is treated or processed;

“Confidential Information” has the meaning set forth in the Confidentiality Agreement;

“Confidentiality Agreement” means the confidentiality agreement between the Corporation and Barrick Gold Exploration Inc. dated as of August 18, 2017;

“Control”, “Controlled by” and “under common Control with”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise;

“Convertible Securities” means any security convertible, exchangeable or exercisable for or into, with or without consideration, Common Shares or other equity or voting securities of the Corporation, including any convertible debt securities, warrants, options or other rights issued by the Corporation;

“Corporation” has the meaning set forth in the preamble hereto;

“Demand Registration” has the meaning set forth in Section 7.1;

“Designated Registrable Securities” has the meaning set forth in Section 7.1;

“Distribution” means a distribution of Registrable Securities to the public by way of a Prospectus under Canadian Securities Laws in any applicable jurisdictions in Canada;

“Downsize Notice” has the meaning set forth in Section 4.4(b)(ii);

“Downsized Entitlement” has the meaning set forth in Section 4.4(b)(ii);

“Equivalency Determination Request” has the meaning set forth in Section 6.3(c);

“Excluded Dilutive Event” has the meaning set forth in Section 4.7;

“Exercise Notice” has the meaning set forth in Section 4.4(a);

“Existing Convertible Securities” means Convertible Securities issued prior to, and outstanding on, the Closing Date, other than any Convertible Securities issued pursuant to the Stock Option Plan or any predecessor stock option plan of the Corporation;

“Existing Participation Rights” has the meaning set forth in Section 4.9;

“FCPA” has the meaning set forth in Section 5.1;

“Fully Diluted Basis” means, with respect to the number of outstanding Common Shares at any time, the number of Common Shares that would be outstanding if all rights to acquire Common Shares were exercised, including all Common Shares issuable upon the conversion, exercise or exchange of Convertible Securities, and excluding, for the purposes of this calculation, all Common Shares issuable upon the conversion of any options under the Stock Option Plan or any other stock incentive plan;

“Governmental Entity” means: (a) any domestic or foreign government, whether national, federal, provincial, state, territorial, municipal or local (whether administrative, legislative, executive or otherwise); (b) any agency, authority, ministry, department, regulatory body, court, central bank, bureau, board or other instrumentality having legislative, judicial, taxing, regulatory, prosecutorial or administrative powers or functions of, or pertaining to, government; (c) any court, commission, individual arbitrator, arbitration panel or other body having adjudicative, regulatory, judicial, quasi-judicial, administrative or similar functions; or (d) any other body or entity created under the authority of or otherwise subject to the jurisdiction of any of the foregoing, including any stock or other securities exchange or professional association;

“Idaho Gold” means Idaho Gold Resources Company, LLC;

“Independent” means, in respect of an individual, that such individual is independent within the meaning of Canadian Securities Laws and the rules of each stock exchange on which the Corporation’s securities are listed;

“Independent Board Candidate” has the meaning set forth in Section 3.1(b);

“Independent Expert” has the meaning set forth in Section 6.3(d);

“Investor” has the meaning set forth in the preamble hereto;

“Issuance” has the meaning set forth in Section 4.1;

“Losses” has the meaning set forth in Section 7.8;

“Market Price” means, in respect of any date, the “Market Price” of the Common Shares as determined in respect of such date pursuant to the TSX Company Manual, or if the Common Shares are not traded on the TSX at the relevant time, the closing price of the Common Shares on the trading day immediately prior to such date on such other exchange or marketplace as such shares are then traded (or at the “Market Price” otherwise determined pursuant to the rules of such other exchange or marketplace, if different);

“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions;

“NI 62-104” means National Instrument 62-104 – Take-Over Bids and Issuer Bids;

“Notice Period” has the meaning set forth in Section 4.4(a);

“Offered Securities” means any equity securities, voting securities or Convertible Securities of the Corporation;

“Offering” has the meaning set forth in Section 4.1;

“Offering Notice” has the meaning set forth in Section 4.1;

“Offering Shareholder” has the meaning set forth in Section 7.1(d);

“Offer Price” has the meaning set forth in Section 6.4(b)(iii);

“Participation Right” has the meaning set forth in Section 4.2;

“Parties” means, collectively, the Corporation and the Investor;

“Paulson” has the meaning set forth in Section 4.9;

“Paulson Investor Rights Agreement” has the meaning set forth in Section 4.9;

“Payment” has the meaning set forth in Section 5.1;

“Permitted Assign” means any Affiliate of the Investor;

“Permitted Offering” has the meaning set forth in Section 6.4(a);

“Person” means any individual, corporation or company with or without share capital, partnership, joint venture, association, trust, unincorporated organization, trustee, executor, administrator or other legal personal representative, Governmental Entity or entity however designated or constituted;

“Prohibited Recipient” has the meaning set forth in Section 5.1;

“Piggyback Registrable Securities” has the meaning set forth in Section 7.2;

“Piggyback Registration” has the meaning set forth in Section 7.2;

“Piggyback Registration Notice” has the meaning set forth in Section 7.2;

“Process for Prospectus Review” means process for prospectus review provided for under National Policy 11-202 – Process for Prospectus Review in Multiple Jurisdictions;

“Prospectus” means a preliminary prospectus, an amended preliminary prospectus or a final prospectus of the Corporation in respect of its securities which has been filed with the applicable Canadian Securities Authorities, including all amendments and all supplements thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein;

“Receipt” means a final receipt, decision document or similar notice or document issued in respect of a Prospectus by a Canadian Securities Authority in accordance with the Process for Prospectus Review;

“Register”, “Registered” and “Registration” unless the context requires otherwise, refers to the filing of a Prospectus for the purposes of qualifying Registrable Securities under Canadian Securities Laws for Distribution in each of the provinces and territories of Canada in which the Corporation is a reporting issuer (or has analogous status);

“Registrable Securities” means:

(a)	any Common Shares;
(b)	any additional securities of the Corporation issued to or held by the Investor; and
(c)	any securities of the Corporation issued in exchange for or in replacement of the securities referred to in clauses (a) and (b) above;

“Registration Expenses” means all expenses incurred by the Corporation in connection with a Registration, including: (a) all fees, disbursements, expenses and commissions payable to any underwriter for an underwritten offering, agent for an agency offering and their respective counsel; (b) all fees, disbursements and expenses of counsel, the auditor to the Corporation and any other expert retained by the Corporation in connection with the Registration; (c) all expenses in connection with the preparation, translation, printing and filing of any Prospectus, and the mailing and delivering of copies thereof; (d) all qualification or filing fees of any Canadian Securities Authority and all fees and expenses of compliance with Canadian Securities Laws; (e) all transfer agents’, depositaries’ and registrars’ fees and the fees of any other agent appointed by the Corporation in connection with the Registration; (f) all fees and expenses payable in connection with the listing of any Registrable Securities on each stock exchange on which the Common Shares are then listed; (g) all printing, copying, mailing, messenger and delivery expenses; (h) all expenses reasonably incurred by the Investor in connection with the Registration, including all reasonable fees, disbursements and expenses of the Investor’s counsel, independent public accountants and other advisors; and (i) all costs and expenses associated with the conduct of any “road show” related to such Registration and any related marketing activities;

“Request” has the meaning set forth in Section 7.1(a);

“ROFR Acceptance Notice” has the meaning set forth in Section 6.3(a);

“ROFR Offer” has the meaning set forth in Section 6.3(a);

“Shareholder” means a shareholder of the Corporation and “Shareholders” means all of them;

“Shareholder Securities” has the meaning set forth in Section 7.2;

“Share Offering” has the meaning set forth in the recitals hereto;

“Share Transaction” has the meaning set forth in Section 8.1(a)(i);

“Specified Securityholder” means a Person that has beneficial ownership of, or control or direction over, 10% or more of an outstanding class of voting securities of the Corporation or Convertible Securities convertible, exchangeable or exercisable for or into, with or without consideration, 10% or more of an outstanding class of voting securities of the Corporation;

“Specified Securityholder Transaction” has the meaning set forth in Section 8.1(b);

“Spring Event” has the meaning set forth in Section 8.1(c);

“Standby Commitment” has the meaning set forth in Section 6.4(c);

“Stibnite Gold Project” means the Stibnite Gold Project of the Corporation, located in the Stibnite-Yellow Pine mining district in central Idaho;

“Stock Option Plan” means the existing stock option plan of the Corporation, last approved by the Shareholders on May 11, 2017;

“Subsidiary” means, with respect to a corporation, company or limited liability company (the “Parent Corporation”), a corporation, company or limited liability company that is (a) Controlled by the Parent Corporation, (b) Controlled by one or more corporations, companies or limited liability companies each of which is Controlled by the Parent Corporation, or (c) is Controlled by a corporation, company or limited liability company that is Controlled by the Parent Corporation;

“Teck” has the meaning set forth in Section 4.9;

“Teck Subscription Agreement” has the meaning set forth in Section 4.9;

“Third Party” means any Person other than the Corporation and any of its Affiliates and the Investor and any of its Affiliates;

“Top-up Notice” has the meaning set forth in Section 4.3(b);

“Top-up Offering” has the meaning set forth in Section 4.3(c);

“Top-up Right” has the meaning set forth in Section 4.3(a)(i);

“Top-up Shares” has the meaning set forth in Section 4.3(a)(i);

“Top-up Threshold” has the meaning set forth in Section 4.3(a)(ii);

“Transaction” has the meaning set forth in Section 8.1(c)(i);

“Transfer” means to sell, assign, transfer or otherwise convey or dispose of (including any synthetic disposal of economic rights), or commit to do any of the foregoing;

“Treasury Shares” means voting securities of the Corporation owned by the Investor or any of its Affiliates and issued by the Corporation from treasury, other than treasury securities issued on the conversion, exercise or exchange of Convertible Securities acquired by the Investor or any of its Affiliates from Third Parties;

“Triggering Ownership Percentage” has the meaning set forth in Section 8.1(f);

“TSX” means the Toronto Stock Exchange;

“Underwriter Cutback” has the meaning set forth in Section 7.3;

“Upsize Notice” has the meaning set forth in Section 4.4(b)(i);

“Upsize Option” has the meaning set forth in Section 4.4(b)(i); and

“Valid Business Reason” has the meaning set forth in Section 7.1(b)(iii).

1.2	Rules of Construction

Except as may be otherwise specifically provided in this Agreement and unless the context otherwise requires, in this Agreement:

(a)

the terms “Agreement”, “this Agreement”, “the Agreement”, “hereto”, “hereof”, “herein”, “hereby”, “hereunder” and similar expressions refer to this investor rights agreement in its entirety and not to any particular provision hereof;

(b)	references to an “Article” or “Section” followed by a number or letter refer to the specified Article or Section of this Agreement;
(c)	the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;
(d)	words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;

(e)	the word “including” is deemed to mean “including without limitation”;
(f)

any reference to a statute, regulation or rule shall be construed to be a reference thereto as the same may from time to time be amended, re-enacted or replaced, and any reference to a statute shall include any regulations or rules made thereunder;

(g)

all references to the Investor’s percentage ownership of Common Shares shall be calculated on a non-diluted basis, except as otherwise provided in this Agreement, and shall include all Common Shares owned directly or indirectly by the Investor, including Common Shares beneficially owned by Affiliates of the Investor. Reference should also be made to Section 4.5(d) and Section 4.8 in connection with any determination of the Investor’s percentage ownership of Common Shares;

(h)

any time period within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and

(i)	whenever any action is required to be taken or period of time is to expire on a day other than a Business Day, such action shall be taken or period shall expire on the next following Business Day.
1.3	Recitals and Schedules

The recitals and following schedule form an integral part of this Agreement:

Schedule A – Form of Indemnity Agreement

Schedule B – Registration Procedures

Schedule C – Selection of Independent Expert

1.4	Currency

Except where otherwise expressly provided, all amounts in this Agreement are stated in Canadian dollars.

1.5	Time of Essence

Time shall be of the essence of this Agreement.

ARTICLE 2

INVESTOR APPROVAL RIGHTS

2.1	Reporting Issuer Status and Listing of Common Shares

The Corporation shall, during the term of this Agreement, use commercially reasonable efforts to:

(a)	maintain the Corporation’s status as a “reporting issuer” not in default under the Canadian Securities Laws in each of the Provinces of Canada other than Quebec; and

(b)	maintain the listing of the Common Shares on the TSX or another stock exchange acceptable to the Investor, acting reasonably,

provided that these covenants shall not restrict or prevent the Corporation from engaging in or completing any transaction which would result in the Corporation ceasing to be a “reporting issuer” or the Common Shares ceasing to be listed on the TSX, provided that: (i) the holders of Common Shares receive: (A) cash; (B) securities of an entity which is listed on a stock exchange in Canada or such other exchange as may be agreed upon by the Corporation; or (C) a combination of (A) and (B); or (ii) the Investor or the holders of the Common Shares have approved or otherwise consented to the transaction (by the requisite majority required under applicable securities and corporate law).

2.2	General Approval Rights

The Corporation shall not, without the prior written approval of the Investor, create or issue any class of shares or other equity securities having voting or other rights equal to or superior to the Common Shares.

2.3	Subsidiary Security Issuances

The Corporation shall not, without (a) the prior written approval of the Investor or (b) the approval or consent of the holders of the Common Shares (by the requisite majority required under applicable securities and corporate law), undertake or cause any offering, sale or issuance of any securities of any Subsidiary to any Person other than the Corporation or an Affiliate of the Corporation.

2.4	Confidentiality of Records

The terms and conditions of the Confidentiality Agreement shall apply to any Confidential Information provided to the Investor by the Corporation under this Agreement until expiry of the Confidentiality Agreement in accordance with its terms. On expiry of the Confidentiality Agreement, the Investor agrees to use, and to use its commercially reasonable efforts to ensure that its representatives use, the same degree of care as the Investor uses to protect its own confidential information to keep confidential any Confidential Information furnished by the Corporation to the Investor, whether such information was provided prior to or following expiry of the Confidentiality Agreement (so long as such information is not in the public domain or would otherwise be excluded from the definition of “Confidential Information” contained in the Confidentiality Agreement), except that the Investor may disclose such Confidential Information: (a) to any Affiliate of the Investor for the purpose of evaluating its investment in the Corporation as long as such Affiliate is advised of the confidential nature of such information and agrees to keep such information confidential; (b) to any of its or its Affiliates’ officers, directors, employees, consultants, attorneys, accountants, and financial and technical advisors, provided that such Persons have a legitimate need to know such information and are advised of the confidential nature of such information and agree to keep such information confidential; or (c) to the extent legally required, if requested or compelled by law, Governmental Entity or other applicable judicial or governmental order, depositions, interrogatories, requests for information or documents in legal or administrative proceedings, or subpoena, civil investigative demand or other similar process. The foregoing obligations shall not apply to the Investor with respect to information that: (i) is or becomes generally available to the public on a non-confidential basis through no breach by the Investor or its representatives of this Section 2.4; (ii) becomes available to Investor on a non-confidential basis from a source other than the Corporation or its representatives, if such source was not known by the Investor to be bound by a confidentiality agreement with, or other legal obligation of secrecy to, the Corporation; (iii) is already in the possession of the Investor prior to the time of disclosure by the Corporation or its representatives; (iv) is independently developed by the Investor or its representatives without use or reliance on the information described in the preceding clause; (v) is permitted in writing by the Corporation or its representatives to be disclosed to third parties on a non-confidential basis; or (vi) is otherwise in the public domain as a result of any of the foregoing. Nothing contained in this Section 2.4 shall restrict the Investor from trading in securities of other issuers or of the Corporation, except as required by applicable law.

ARTICLE 3

COMPOSITION AND BOARD MATTERS

3.1	Board Composition and Representation

(a)On the Closing Date, the Corporation agrees that the Board shall consist of seven directors. Of such directors, the Corporation covenants and agrees to appoint, within 15 days of the Closing Date, one individual selected by the Investor to serve on the Board (the “Board Designee”) until the next meeting of Shareholders at which the election of directors to the Board is considered. The Corporation covenants and agrees that it will procure the resignation of one director to facilitate the change to the composition of the Board contemplated by the preceding sentence.

(b)The Corporation covenants and agrees that, in addition to the right set out in Section 3.1(a), the Investor shall have the right to source for consideration by the Board (or the Corporate Governance and Nominating Committee) an additional individual who is Independent as a candidate to serve on the Board as the eighth director (an “Independent Board Candidate”). The Independent Board Candidate sourced by the Investor shall be mutually acceptable to the Board (or the Corporate Governance and Nominating Committee), acting reasonably, and if an individual sourced by the Investor is not mutually acceptable to the Board (or the Corporate Governance and Nominating Committee), the Investor shall continue to source individuals who are Independent until the Board (or the Corporate Governance and Nominating Committee) approves such an individual as an Independent Board Candidate. The Investor shall, as expeditiously as possible following the Closing Date, source such Independent Board Candidate (and make any successive suggestions that are required until the Independent Board Candidate is accepted by the Board (or the Corporate Governance and Nominating Committee)), acting reasonably, and, promptly following the identification of an acceptable Independent Board Candidate and in any event no later than 90 days following the Closing Date, the Board shall pass a resolution to: (i) increase the size of the Board by one person from seven directors to eight directors; and (ii) pass a resolution appointing the Independent Board Candidate to the Board.

(c)As long as the Investor owns in the aggregate 10% or more of the issued and outstanding Common Shares, the Investor shall continue to be entitled to designate one Board Designee and to source one Independent Board Candidate for election pursuant to the procedures set out in Section 3.1(b). For greater certainty, the Investor shall have the right but not the obligation to nominate a Board Designee.

(d)Notwithstanding any other provision of this Agreement, if at any time the Investor has a Triggering Ownership Percentage, the Investor agrees to take all commercially reasonable actions within its control to ensure that at least 50% of the directors on the Board are Independent.

(e)The Corporation shall in respect of every meeting of Shareholders at which the election of directors to the Board is considered, and at every reconvened meeting following an adjournment or postponement thereof, nominate for election to the Board one Board Designee and one Independent Board Candidate, and shall use its commercially reasonable efforts to obtain Shareholder approval for the election of the Board Designee and Independent Board Candidate at such meeting (including by soliciting proxies in favour of the Board Designee and Independent Board Candidate) and to that end, the Corporation shall (i) support the Board Designee and Independent Board Candidate for election in a manner no less rigorous or favourable than the manner in which the Corporation supports all of its other nominees, and (ii) use commercially reasonable efforts to cause management of the Corporation to vote their Common Shares, and the Common Shares in respect of which management is granted a discretionary proxy, in favour of the election of the Board Designee and Independent Board Candidate at such meeting.

(f)In the event that a Board Designee is not elected to the Board at a meeting of Shareholders or a Board Designee resigns as a director or otherwise refuses to or is unable to serve as a director for any reason, including as a result of death or disability, the Investor shall be entitled to designate a replacement director and the Corporation agrees to appoint, subject to applicable laws and TSX requirements, such individual to the Board to serve as a Board Designee until the next meeting of Shareholders at which the election of directors to the Board is considered.

(g)In the event that an Independent Board Candidate is not elected to the Board at a meeting of Shareholders, resigns as a director or otherwise refuses to or is unable to serve as a director for any reason including as a result of death or disability, or if the Investor determines at any time and for good reason that an Independent Board Candidate is not a suitable candidate for director, the Investor shall be entitled to source for consideration by the Board (or the Corporate Governance and Nominating Committee) a replacement director that is acceptable to the Board (or the Corporate Governance and Nominating Committee), acting reasonably, in accordance with the procedures set out in Section 3.1(b), and the Corporation agrees to appoint, subject to applicable laws and TSX requirements, such individual to the Board to serve as an Independent Board Candidate until the next meeting of Shareholders at which the election of directors to the Board is considered.

(h)As long as the Investor owns in the aggregate 10% or more of the issued and outstanding Common Shares and has exercised its right to nominate a Board Designee, the Investor shall be entitled to designate its Board Designee to any special committee formed by the Corporation to consider a material transaction; provided that the Board Designee is not in a conflict of interest in relation to such transaction, as determined by the Board, acting reasonably.

(i)Any employee of the Investor who serves as a Board Designee shall not be entitled to any salary or compensation from the Corporation for his or her service as a director of the Corporation. Notwithstanding the foregoing, each Board Designee shall be entitled to the benefit of customary director’s and officer’s liability insurance and a contractual indemnity agreement with the Corporation in substantially the form attached hereto as Schedule A. All directors and officers (including existing directors and officers) of the Corporation shall be entitled to the same director’s and officer’s liability insurance and the same form of contractual indemnity agreement with Corporation as each Board Designee.

(j)The Investor shall advise the Corporation of the identity of any Board Designee at least ten Business Days prior to the date on which proxy solicitation materials are to be mailed (as advised by the Corporation to the Investor) for purposes of any meeting of Shareholders at which the election of directors to the Board is to be considered. If the Investor does not advise the Corporation of the identity of any such Board Designee prior to such deadline, then the Investor shall be deemed to have nominated its incumbent nominee. The Corporation shall advise the Investor of the mailing date of any such proxy solicitation materials at least 20 Business Days prior to such date.

3.2	Board Matters

If, at any time, the Board is comprised of seven directors, the matters set out below shall require the approval of at least six of the seven directors of the Corporation or, if less than seven directors are entitled to vote on a matter, the unanimous approval of the directors voting on the matter, and following the increase of the Board of directors to eight directors as contemplated in Section 3.1(b), the approval of at least seven of the eight directors of the Corporation or, if less than eight directors are entitled to vote on a matter, the unanimous approval of the directors voting on the matter, in each case subject to the fiduciary duties of the directors:

(a)	amendments to the notice of articles or articles of the Corporation; and
(b)	increases to the size of the Board.
3.3	Board Operations

The Corporation agrees and undertakes that, so long as the Investor owns in the aggregate 10% or more of the issued and outstanding Common Shares:

(a)

all notices of Board meetings shall be delivered by hand or transmitted by facsimile or e-mail at least five Business Days prior to the date of the Board meeting; provided, however, that emergency Board meetings may be called by the Chairman of the Board in the case of a situation involving matters upon which prompt action is deemed necessary by giving notice at least two Business Days prior to the date of such Board meeting (unless less notice is required in the circumstances). All notices of Board meetings shall specify the time, date and place of the Board meeting and contain a brief but complete summary of all business on the agenda of the Board meeting;

(b)	each director who is not an officer or employee of the Corporation shall be reimbursed by the Corporation for the reasonable travel and other expenses incurred by him to attend Board meetings; and
(c)

any director may participate in a Board meeting by means of a telephonic, electronic or other communication facility. A director participating by such means is deemed to be present at the Board meeting.

3.4	Committees

The Corporation agrees and undertakes that, so long as the Investor owns in the aggregate 10% or more of the issued and outstanding Common Shares, at the option of the Investor, exercisable in its sole discretion, one of the Investor’s Board Designees, if a Board Designee has been nominated by the Investor, or another individual designated by the Investor, shall be appointed as a member of any technical or project committee of the Board or otherwise, including any project steering committee or other committee or group charged with evaluating, making recommendations or otherwise overseeing any or all aspects of the mining, processing or permitting of the Stibnite Gold Project.

ARTICLE 4

PARTICIPATION RIGHT & TOP-UP RIGHT

4.1	Notice of Issuances

Subject to Section 4.8, provided that the Investor owns at least 10% of the issued and outstanding Common Shares, if the Corporation proposes to issue (the “Issuance”) any Offered Securities pursuant to a public offering, a private placement or otherwise (but excluding any issuances of Common Shares in respect of which the Top-up Right (as defined below) would be applicable) (each, an “Offering”) at any time after the date hereof, the Corporation will, forthwith, but in any event by the date on which the Corporation files a preliminary prospectus, registration statement or other offering document in connection with an Issuance that constitutes a public offering of Offered Securities, and at least seven Business Days prior to the expected completion date of the Issuance, give written notice of the Issuance (the “Offering Notice”) to the Investor including, to the extent known by the Corporation, full particulars of the Offering, including the number of Offered Securities, the rights, privileges, restrictions, terms and conditions of the Offered Securities, the price per Offered Security to be issued under the Offering, the name of any agent(s) or underwriter(s) expected to be involved in the Offering, the intended form of the Offering (e.g., bought deal, overnight marketed, fully marketed, private placement, etc.), the expected use of proceeds of the Offering, the expected closing date of the Offering and the relative entitlements of the Investor, Paulson and Teck to participate in the Offering based on the information available to the Corporation at such time. In addition, the Corporation shall promptly, and in any event within one Business Day of receipt of such information from Teck and Paulson, respectively, confirm in writing to the Investor the intention of each of Teck and Paulson to subscribe for and purchase Common Shares and/or Offered Securities pursuant to their respective Existing Participation Rights in connection with each Offering, if applicable.

4.2	Participation Right

The Corporation agrees that, subject to Section 4.8, provided that the Investor owns at least 10% of the issued and outstanding Common Shares, the Investor (directly or through an Affiliate, in which case the provisions of this Article 4 shall apply mutatis mutandis) has the right (the “Participation Right”) to subscribe for and to be issued as part of an Offering, at the offering price per Offered Security determined pursuant to Section 4.6(a), and otherwise on substantially the same terms and conditions of the Offering (provided that, if the Investor is prohibited by Canadian Securities Laws or other applicable law from participating on substantially the same terms and conditions of the Offering, the Corporation shall use commercially reasonable efforts to enable the Investor to participate on terms and conditions that are as substantially similar as circumstances permit):

(a)

in the case of an Offering of Common Shares, up to such number of Common Shares that will allow the Investor to maintain a percentage ownership interest in the issued and outstanding Common Shares, after giving effect to such Offering, that is the same as the percentage ownership interest that it had immediately prior to completion of such Offering; and

(b)

in the case of an Offering of Offered Securities (other than Common Shares), up to such number of Offered Securities that will (assuming, for all purposes of this Section 4.2(b), the conversion, exercise or exchange of all of the convertible, exercisable or exchangeable Offered Securities issued in connection with the Offering and issuable pursuant to this Section 4.2) allow the Investor to maintain a percentage ownership interest in the issued and outstanding Common Shares, after giving effect to such Offering, that is the same as the percentage ownership interest that it had immediately prior to completion of such Offering.

4.3	Top-up Offering

(a)Without limiting Section 4.2, the Corporation agrees that, subject to the terms of this Section 4.3 and Section 4.8, provided that the Investor owns at least 10% of the issued and outstanding Common Shares:

(i)

the Investor (directly or through an Affiliate, in which case the provisions of this Article 4 shall apply mutatis mutandis) has the right (the “Top-up Right”) to subscribe for and to be issued in connection with the issuance of Common Shares on the conversion, exercise or exchange of Existing Convertible Securities (a “Dilutive Conversion”) up to such number of Common Shares (the “Top-up Shares”) that will allow the Investor to maintain a percentage ownership interest in the issued and outstanding Common Shares, after giving effect to such Dilutive Conversions referenced in the Top-up Notice (as defined below), that is the same as the percentage ownership interest that it would have had but for the Dilutive Conversions referenced in the Top-Up Notice; and

(ii)

the Top-up Right shall be exercisable from time to time following Dilutive Conversions that result in the reduction of the Investor’s percentage ownership interest by 1.0%, in the aggregate (the “Top-up Threshold”).

(b)Subject to Section 4.3(d), within 10 Business Days of the date on which one or more Dilutive Conversions occurs resulting in the Top-up Threshold being achieved, the Corporation shall deliver a written notice (a “Top-up Notice”) to the Investor notifying the Investor that its Top-up Right has become exercisable and setting out the number of Existing Convertible Securities converted, exercised or exchanged into Common Shares, and the total number of issued and outstanding Common Shares following such Dilutive Conversions and any other conversions, exercises and exchanges of Convertible Securities from the end of the last period in respect of which a Top-up Notice was delivered.

(c)Subject to Section 4.5(c) and Section 4.5(d), if the Investor delivers an Exercise Notice in accordance with Section 4.4, the Corporation shall in accordance with the provisions of this Article 4, promptly, and in any event within 30 days of the date on which the relevant Top-up Notice was delivered, complete an offering to the Investor of the number of Top-up Shares that the Investor wishes to subscribe for pursuant to the Top-up Right, as specified in the Exercise Notice, at an offering price per Top-up Share determined pursuant to Section 4.6(b) (each, a “Top-up Offering”).

(d)Notwithstanding Section 4.3(a), Section 4.3(b) or Section 4.3(c), if a Top-up Threshold is achieved in, or is determined by the Corporation, acting reasonably, to be likely to occur prior to the date on which a record date for a meeting of Shareholders is to be set, prior to setting such record date the Corporation shall deliver a Top-up Notice to the Investor and, if the Investor delivers an Exercise Notice in accordance with Section 4.4 in response to a Top-up Notice delivered pursuant to this Section 4.3(d), the Corporation shall in accordance with the provisions of this Article 4, promptly, and in any event prior to declaring the record date for such Shareholder meeting, complete a Top-up Offering to the Investor.

4.4	Exercise Notice

(a)If the Investor wishes to exercise the Participation Right or the Top-up Right, the Investor shall give written notice to the Corporation (the “Exercise Notice”) of its intention to exercise such right and of the number of Offered Securities or Top-up Shares that the Investor wishes to subscribe for and purchase pursuant to the Participation Right or the Top-up Right, as applicable. The Investor shall deliver an Exercise Notice to subscribe to the Offering, Issuance or issuance of Top-up Shares within five Business Days after the date of receipt of an Offering Notice or Top-up Notice, as applicable, or in the case of a public offering that is a bought deal, within two Business Days of receipt of an Offering Notice (the “Notice Period”), failing which the Investor will not be entitled to exercise the Participation Right or the Top-up Right in respect of such Offering, Issuance or issuance of Top-up Shares and any rights that the Investor may have had to subscribe for any of the Offered Securities or Top-up Shares, as applicable, shall be extinguished, in respect of such Offering, Issuance or issuance of Top-up Shares.

(b)Each Exercise Notice shall constitute a binding agreement by the Investor to subscribe for and take up, and by the Corporation to issue and sell to the Investor, the number of Offered Securities or Top-up Shares, as applicable, that the Investor agrees to subscribe for in its Exercise Notice.

(i)

If the Corporation at any time proposes to increase the number of any Offered Securities to be issued in the Offering, the Corporation shall, by notice in writing delivered to the Investor (the “Upsize Notice”), give the Investor the option to subscribe for its pro rata share of the additional Offered Securities (the “Upsize Option”). The Investor shall be entitled to exercise the Upsize Option by delivering a new Exercise Notice to the Corporation. If no new Exercise Notice is delivered by the Investor to the Corporation within 24 hours of receipt by the Investor of the Upsize Notice, the Exercise Notice of the Investor delivered in respect of the original Offering Notice shall continue in full force and effect.

(ii)

If for any reason the number of Offered Securities to be issued in the Offering is reduced or otherwise less than the number of Offered Securities set out in the Offering Notice, the Corporation shall provide written notice to the Investor (the “Downsize Notice”) confirming the new number of Offered Securities of the Offering and the corresponding pro rata reduction of the entitlement of the Investor to participate in the Offering (the “Downsized Entitlement”); provided that no such reduction shall be made to the extent that such reduction would result in a reduction of the percentage ownership interest of the Investor following completion of such Offering. Following delivery of the Downsize Notice, the Exercise Notice and the Downsize Notice, shall together constitute a binding agreement by the Investor to subscriber to and take up, and by the Corporation to issue and sell to the Investor the number of Offered Securities equal to the Downsized Entitlement and the Investor will be entitled to a refund (to be paid to the Investor within two Business Days of completion of the Offering) to the extent that it has already remitted funds to the Corporation in payment in connection with such Offering.

4.5	Issuance of Offered Securities and Top-up Shares

(a)The Corporation agrees to take any and all commercially reasonable steps as are required to facilitate the rights of the Investor set forth in this Article 4, including: (i) undertaking a private placement or directed offering of Offered Securities to the Investor as part of such Offering or Issuance; (ii) if required, increasing the size of the Offering or Issuance to satisfy its obligations to the Investor pursuant to Sections 4.2 through 4.4, inclusive, and its obligations to each of Paulson and Teck pursuant to the Existing Participation Rights; and (iii) undertaking a private placement of Top-up Shares to the Investor, in each case, subject to obtaining any regulatory or other approvals required by applicable law or the TSX and any other stock exchange on which the Common Shares are then listed and/or traded.

(b)If the Corporation receives an Exercise Notice from the Investor within the Notice Period, then the Corporation shall use its commercially reasonable efforts to obtain all required approvals (including the approval(s) of the TSX and any other stock exchange on which the Common Shares are then listed and/or traded and any required approvals under Canadian Securities Laws and, subject to Section 4.5(c), any Shareholder approval required under applicable law, including by using commercially reasonable efforts to cause management and each member of the Board to vote their Common Shares and any shares of the Corporation entitled to vote on the matter and all votes received by proxy in favour of the issuance of the Offered Securities or the Top-up Shares, as applicable, to the Investor), in order to issue to the Investor, against payment of the subscription price payable in respect thereof (as determined pursuant to Section 4.6(a) or 4.6(b), as applicable), that number of Common Shares or other Offered Securities, as applicable, set forth in the Exercise Notice.

(c)If the Corporation is required by the TSX or otherwise under applicable law to seek Shareholder approval for the issuance of the Offered Securities or the Top-up Shares, as applicable, to the Investor, then the Corporation shall: (i) call and hold a meeting of its Shareholders to consider the issuance of the Offered Securities or the Top-up Shares, as applicable, to the Investor as soon as reasonably practicable, and in any event such meeting shall be held within 60 days after the date that the Corporation is advised by the TSX or other applicable Governmental Entity that it will require Shareholder approval; and (ii) recommend approval of the issuance of the Offered Securities or the Top-up Shares, as applicable, to the Investor and shall solicit proxies in support thereof. The Investor shall have a reasonable advance right to review and provide comments on all materials to be provided to the Shareholders in connection with such meeting, and the Corporation shall give reasonable consideration to all such comments made and shall incorporate all comments that relate to or refer to the Investor, to the extent commercially reasonable.

(d)If the purchase and sale of any Offered Securities or Top-up Shares, as applicable, to the Investor is delayed as a result of the need to obtain TSX, Shareholder or any other approval: (i) such sale shall be completed within five Business Days of receipt of the last of such required approvals; and (ii) any decrease in the percentage ownership interest of the Investor occurring between the time of the delivery of the Offering Notice or Top-up Notice and the issuance of Offered Securities or Top-up Shares, as applicable, to the Investor pursuant to its Exercise Notice shall be disregarded for all purposes of this Agreement and, notwithstanding any other provision of this Agreement, the percentage ownership interest of the Investor shall be deemed to be unchanged until the Offered Securities or Top-up Shares, as applicable, subscribed by the Investor in its Exercise Notice have been issued and sold to the Investor.

4.6	Additional Terms

(a)The Participation Right will be exercisable by the Investor at the offering price made available by the Corporation to other investors in such Offering; provided that if the offering price is lowered by the Corporation in the course of any such Offering, the Investor will be entitled to pay the lowest price paid to the Corporation by any investor in the relevant Offering without regard to any applicable fees or commissions (except for any such fees or commissions that are paid or payable to the ultimate beneficial purchasers of such Offered Securities) in respect of each class of securities issued (and the Investor will be entitled to a refund (to be paid to the Investor within two Business Days of completion of the Offering) to the extent that it has already remitted funds to the Corporation in payment in connection with such Offering) and otherwise on substantially the same terms and conditions offered to other investors in the Offering.

(b)The Top-up Right will be exercisable by the Investor at the Market Price calculated as at the date on which the Top-up Notice is delivered. For greater certainty, each Top-up Offering will be an offering of Common Shares, unless otherwise agreed by the Investor in its sole discretion.

(c)If the Corporation has not issued the Offered Securities in connection with an Offering within 90 days of the expiry of the relevant Notice Period, the Corporation shall not thereafter proceed with such Offering without providing the Investor with a new Offering Notice and further opportunity to deliver an Exercise Notice in respect of such Offering.

(d)Notwithstanding any other provision of this Article 4, if any Offering is to be conducted on a bought deal basis, then the Investor may, in its sole discretion, choose not to participate in the bought deal but instead elect, within five Business Days after the date of receipt of an Offering Notice, to exercise its rights under this Agreement through a private placement to be completed concurrently with, or within three Business Days following, the completion of such bought deal and, in such case, shall notify the Corporation in its Exercise Notice of its election pursuant to this Section 4.6(d).

4.7	Issuances Not Subject to Rights

Notwithstanding anything to the contrary contained herein, Sections 4.1 to 4.6, inclusive, will not apply to any Issuances in the following circumstances (each such Issuance pursuant to paragraph 4.7(a) through 4.7(f), inclusive, being referred to as an “Excluded Dilutive Event”):

(a)	a rights offering that is open to all Shareholders of the Corporation including the Investor;
(b)

any share split, share dividend or recapitalization of the Corporation or any Subsidiary, provided that the beneficial Shareholders of the Corporation or such Subsidiary, as applicable, do not change as a result thereof;

(c)	any Equity Securities issued for consideration other than cash pursuant to a merger, amalgamation, arrangement, consolidation or similar business combination approved by the Board;
(d)	an Offering of Offered Securities or Top-up Shares to the Investor or any of its Affiliates;
(e)

issuances for compensatory purposes to directors, officers, employees of or consultants to the Corporation and its Affiliates pursuant to the Stock Option Plan or any other security compensation plan of the Corporation that complies with the requirements of the TSX, whether before or after the Closing Date; or

(f)	issuances upon the conversion, exchange or exercise of any Convertible Securities issued following the Closing Date.
4.8	Determining Investor’s Percentage Ownership

For the purposes of Section 3.1(c), Section 3.1(h), Section 3.3, Section 3.4, Section 7.1, Section 9.1 and this Article 4, in determining whether the Investor owns, directly or indirectly, at any time at least 10% of the issued and outstanding Common Shares:

(a)

any increase in the Common Shares arising from the conversion, exchange or exercise of any Convertible Securities issued pursuant to an Excluded Dilutive Event covered by Section 4.7(e) shall be disregarded and the Investor shall be deemed to own the percentage of Common Shares it would have held at such time if all such Common Shares had not been issued; and

(b)

any Common Shares issued as a result of a Dilutive Conversion shall be disregarded and the Investor shall be deemed to own the percentage of Common Shares it would have held at such time if such Dilutive Conversion had not occurred, unless and until the Corporation has delivered to the Investor a Top-up Notice in respect of such Dilutive Conversion and (i) the Investor fails or declines to exercise the Top-up Right within the applicable Notice Period, in which case, the Common Shares issued in connection with such Dilutive Conversion shall be counted from the date the Investor fails or declines to exercise the Top-up Right within the applicable Notice Period, or (ii) the Investor exercises the Top-up Right within the applicable

Notice Period, in which case the Common Shares issued in connection with such Dilutive Conversion shall be counted from the date on which the Top-up Shares are issued and sold to the Investor.

4.9	Acknowledgements

(a)The Investor and the Corporation acknowledge the anti-dilution rights (the “Existing Participation Rights”) of:

(i)	Teck Resources Limited (“Teck”) pursuant to the share subscription agreement dated July 2, 2013 between the Corporation and Teck (the “Teck Subscription Agreement”); and
(ii)

Paulson & Co. Inc. (“Paulson”) pursuant to the investor rights agreement dated March 17, 2016 among the Corporation, Idaho Gold and Paulson, as amended by the first amending agreement to the investor rights agreement dated May 9, 2018 among the Corporation, Idaho Gold and Paulson (together, the “Paulson Investor Rights Agreement”).

(b)The Corporation acknowledges and agrees that it will comply with its obligations to the Investor contained in Article 4 and the anti-dilution rights of each of Teck and Paulson described in Section 4.9(a), to the extent that such rights are engaged in connection with any Issuance or Offering, in a coordinated manner and as part of such Issuance or Offering so as to ensure that the exercise of any such right does not trigger or give rise to any further or consequential pre-emptive right of any of the Investor, Teck or Paulson.

ARTICLE 5

ANTI-CORRUPTION

5.1	Compliance with Laws

The Corporation shall not make, and shall cause its Affiliates not to make, any promise, offer, or transfer, either directly or indirectly, of any money, other assets or services, or other things of value, including but not limited to the payments derived by the Corporation from the Investor (each, a “Payment”), to any employee, officer, agent, or representative of any Governmental Entity, foreign political party or public international organization, or a candidate for political office, or any individual acting in an official capacity for any Governmental Entity (each a “Prohibited Recipient”), where such Payment would constitute a violation of the Foreign Corrupt Practices Act of 1977 (United States), as amended, and the rules and regulations thereunder (the “FCPA”), any applicable state law of the United States of America regarding corruption, the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”) or any similar law or regulation of any other country that may reasonably possess legal jurisdiction over the Corporation or the Investor. In addition, regardless of legality, the Corporation shall not offer, promise or make any Payment either directly or indirectly to a Prohibited Recipient if such Payment is for the purpose of influencing decisions or action or securing improper influence or any improper advantage. The Corporation will monitor, and will cause its Affiliates to monitor, their respective businesses and adopt, appropriately implement and maintain anti-corruption policies, procedures and internal controls (including internal accounting controls to keep and maintain accurate and reasonably detailed books and financial records of expenses, receipts, payments made or received in connection with its business), to ensure:

(a)

a violation of applicable anti-corruption laws by the Corporation and its Affiliates (including their respective personnel) will be prevented, detected and deterred (to the greatest extent possible); and

(b)

compliance (including by its or their personnel, and third parties acting on its or their behalf with any “foreign official” or “foreign public official” (as applicable), any foreign political party or candidate thereof) with the FCPA, the CFPOA and any other applicable law, as applicable, and, if violations of the FCPA, the CFPOA or any other applicable law are found, will promptly notify the Investor and take remedial action to remedy such violations.

5.2	Operations

The Corporation will conduct, and will cause its Affiliates to conduct, its and their operations at all times in compliance with all material applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 (United States), as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity.

5.3	Use of Funds

The Corporation will not directly or indirectly use any funds advanced by the Investor, or lend, contribute or otherwise make available any such funds to any of its Affiliates, any joint venture partner or other Person or entity, for the purpose of financing the activities of any Person subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

5.4	Certification of Compliance

Upon receipt of information that any obligation of the Corporation pursuant to this Article 5 has been violated, the Investor shall have the right to conduct an audit of the Corporation to ensure compliance with the requirements of this Article 5. The Corporation will provide such periodic certificates of compliance in respect of this Article 5 as may from time to time be reasonably requested in writing by the Investor.

ARTICLE 6

COVENANTS OF THE CORPORATION

6.1	Joinder

The Corporation shall cause its Affiliates to conduct their business and affairs in a manner consistent with, and so as to give full effect to, all of the terms and conditions of this Agreement.

6.2	No Conflict

The Corporation covenants and agrees that any shareholder rights plan or similar instrument, or advance notice by-law or policy or similar instrument, of or adopted by the Corporation shall not restrict, limit, prohibit or conflict with the exercise by the Investor of its nomination rights under Section 3.1 or its Participation Right or Top-up Right in Article 4.

6.3	Right of First Refusal

(a)The Corporation covenants and agrees that it shall not, nor shall it permit its Affiliates to, directly or indirectly, Transfer all or any part of a Concentrate Interest without first complying with this Section 6.3.

(b)If, at any time and from time to time, the Corporation or any of its Affiliates wishes to or enters into a bona fide agreement to sell a Concentrate Interest to, or receives a legally binding bona fide offer to purchase a Concentrate Interest from any Third Party, which offer or agreement the Corporation or such Affiliate is willing to accept, then the Corporation shall give the Investor written notice thereof, which notice must include the terms and conditions of such offer or agreement to purchase and, if available, a copy of such offer or draft agreement (the “ROFR Offer”). The Investor shall have the right, upon delivery to the Corporation of written notice of its intention to accept the ROFR Offer within 45 days from the date of delivery to the Investor of the ROFR Offer (a “ROFR Acceptance Notice”), to exercise its right of first refusal in respect thereof and to acquire such Concentrate Interest on substantially the same terms and conditions as are set forth in the ROFR Offer or on such other terms and conditions that provide substantially equivalent benefits to the Corporation having regard to the financial, commercial and other relevant terms. For greater certainty, in comparing the ROFR Offer to the offer contained in the ROFR Acceptance Notice, any equity or debt financing component proposed in the ROFR Offer, or any other unrelated transaction that is proposed in conjunction with the purchase of a Concentrate Interest, shall be disregarded when assessing the relative benefits to the Corporation. In addition, the offer contained in the ROFR Acceptance Notice need not replicate any financing terms of the ROFR Offer which provide for payment of consideration in a form other than cash, provided that consideration equivalent in value to the consideration proposed in the ROFR Offer is included in the ROFR Acceptance Notice.

(c)The delivery of a ROFR Acceptance Notice by the Investor shall automatically, without any further action or documentation, give rise to a binding obligation to enter into an agreement between the Corporation and the Investor pursuant to which binding obligation the Corporation shall be legally bound to sell to the Investor, and the Investor shall be legally bound to purchase from the Corporation the Concentrate Interest on the terms set forth in the ROFR Acceptance Notice, subject only, if requested by the Corporation in writing within 10 days of receipt of the ROFR Acceptance Notice (an “Equivalency Determination Request”), to confirmation by an Independent Expert that the terms of the ROFR Offer and those contained in the ROFR Acceptance Notice (as modified by any subsequent agreement of the Parties) provide substantially equivalent benefits to the Corporation having regard to the financial, commercial and other relevant terms.

(d)If an Equivalency Determination Request is delivered by the Corporation pursuant to Section 6.3(c), the Parties shall select an Independent Expert in accordance with the procedures set out in Schedule C (the individual so selected being referred to as an “Independent Expert”)

to determine whether the benefits to the Corporation of the ROFR Offer and those contained in the ROFR Acceptance Notice (as modified by any subsequent agreement of the Parties) are substantially equivalent having regard to the financial, commercial and other relevant terms. The Independent Expert appointed pursuant to this Section 6.3(d) shall render its determination in writing within 30 days of being retained and any such determination shall be final and binding upon the Parties and shall, absent manifest error, not be subject to appeal. The Parties shall each pay one half of the costs and expenses associated with the retention of any and all Independent Expert retained pursuant to this Section 6.3.

(e)If: (i) the Investor does not accept the ROFR Offer within 45 days from the date of delivery to the Investor of the notice thereof; or (ii) if the Corporation has requested an Equivalency Determination Request and the Independent Expert determines that the terms contained in the ROFR Acceptance Notice are not substantially equivalent to the terms of the ROFR Offer and the Parties have negotiated in good faith to attempt to reach a mutually satisfactory agreement for the sale of the Concentrate Interest to the Investor and have not entered into an agreement within 90 days of delivery of the ROFR Acceptance Notice, then the Corporation or such Affiliate shall be permitted to sell the Concentrate Interest to the applicable Third Party pursuant to terms and conditions contained in the ROFR Offer. Such sale must be completed within 60 days of the expiry of the 45-day period set forth in Section 6.3(a), failing which, the Corporation shall again be required to comply with the terms of this Section 6.3 before selling the Concentrate Interest to a Third Party.

6.4	Limitation on Offerings: Standby Commitment

(a)The Corporation covenants and agrees that it shall not undertake an Offering of Offered Securities prior to the six month anniversary of the Closing Date.

(b)During the six month period commencing on the six month anniversary of the Closing Date, the Corporation covenants and agrees that it shall not undertake any Offering of Offered Securities unless such Offering (a “Permitted Offering”) complies with the following requirements:

(i)	the Permitted Offering shall be an Offering of Common Shares;
(ii)	the aggregate gross proceeds from all Permitted Offerings shall not exceed US$10 million during such six month period; and
(iii)

the Common Shares sold in such Permitted Offering shall be priced (the “Offer Price”) at no more than the Market Price of the Common Shares and no less than a 10% discount to the Market Price of the Common Shares, in each case calculated as of the date of public announcement of such Permitted Offering.

(c)Subject to Section 6.4(d), the Investor shall be entitled to exercise its Participation Right in connection with any Permitted Offering and covenants and agrees that, subject to the receipt of any required shareholder approvals, it will purchase any additional Common Shares offered in the Permitted Offering that are not sold to Third Parties at the Offer Price and otherwise on substantially the same terms and conditions as in the Permitted Offering (the “Standby Commitment”) (provided that, if the Investor is prohibited by Canadian Securities Laws or other applicable law from participating on substantially the same terms and conditions of the Permitted Offering, the Corporation shall use commercially reasonable efforts to enable the Investor to participate on terms and conditions that are as substantially similar as circumstances permit).

(d)The Corporation shall deliver notice in writing to the Investor of any intention to utilize the Standby Commitment at least five Business Days but not more than ten Business Days prior to the closing of the Permitted Offering and in any event prior to the one year anniversary of the date of this Agreement; provided that the Corporation shall be entitled to complete the sale of any Common Shares to be sold in the Permitted Offering to Third Parties no more than ten days prior to completing the sale to the Investor pursuant to the Standby Commitment and the Participation Right.

ARTICLE 7

REGISTRATION RIGHTS

7.1	Demand Registration Rights

(a)At any time the Investor may, provided that the Investor continues to hold at least 10% of the issued and outstanding Common Shares, require the Corporation to file a Prospectus and take such other steps as may be necessary to facilitate a Distribution in Canada of all or any portion of the Registrable Securities held by the Investor (the “Demand Registration”). Any such request shall be made by a notice in writing (a “Request”) to the Corporation and shall specify the number and the class or classes of Registrable Securities to be sold (the “Designated Registrable Securities”) by the Investor, the intended method of disposition, whether such offer and sale shall be made by an underwritten public offering and the jurisdiction(s) in which the filing is to be effected. The Corporation shall, subject to applicable Canadian Securities Laws, use its commercially reasonable efforts to file one or more Prospectuses in compliance with applicable Canadian Securities Laws, in order to permit the Distribution in Canada of all of the Designated Registrable Securities of the Investor specified in a Request. The Parties shall cooperate in a timely manner in connection with such Distribution and the procedures in Schedule B shall apply.

(b)The Corporation shall not be obliged to effect:

(i)

more than two Demand Registrations in any fiscal year of the Corporation provided that for purposes of this Section 7.1, a Demand Registration shall not be considered as having been effected until a Receipt has been issued by the Canadian Securities Authorities for the Prospectus pursuant to which the Designated Registrable Securities are to be sold. Notwithstanding anything to the contrary contained herein, a Demand Registration shall not be deemed to have been effected (and such Demand Registration shall not count as a Demand Registration) unless the Investor shall have sold at least 75% of the Designated Registrable Securities sought to be included in such Demand Registration;

(ii)

a Demand Registration in the event that it has received a prior request for a demand registration from an Offering Shareholder which has not been rejected by the Corporation and which offering has not yet closed; provided that this Section 7.1(b)(ii) may only be relied on by the Corporation for a period of 90 days after receipt of the prior demand registration;

(iii)

a Demand Registration in the event the Corporation determines in its good faith judgment, after consultation with the Investor and its financial advisors, that (A) either (I) the effect of the filing of a Prospectus would have a material adverse effect on the Corporation because such action would materially interfere with a material acquisition, corporate reorganization or similar material transaction involving the Corporation; or (II) there exists at the time material non-public information relating to the Corporation the disclosure of which would be materially adverse to the Corporation (each of (I) and (II), a “Valid Business Reason”), and (B) that it is therefore in the best interests of the Corporation to defer the filing of a Prospectus at such time, in which case the Corporation’s obligations under this Section 7.1 will be deferred for a period of not more than 90 days from the date of receipt of the Request of the Investor; provided, however, that (x) the Corporation shall give written notice to the Investor (I) of its determination to postpone filing of the Prospectus and, subject to compliance by the Corporation with Canadian Securities Laws, of the facts giving rise to the Valid Business Reason and (II) of the time at which it determines that the Valid Business Reason no longer exists and (y) the Corporation shall not qualify any securities offered by the Corporation for its own account during such period; or

(iv)	an underwritten Demand Registration in respect of a number of Registrable Securities that is expected to result in gross sale proceeds of less than US$10 million.

(c)In the case of an underwritten public offering of Registrable Securities initiated pursuant to this Section 7.1, the Investor shall have the right to select the lead underwriter(s) or lead agent(s) and the counsel retained which will perform such offering, provided, however, that the Investor’s selection will be subject to the approval of the Corporation, acting reasonably, such approval not to be unreasonably withheld or delayed.

(d)If at any time the Investor requests a Demand Registration, the Corporation shall have the right, within ten days (except in the case of a “bought deal” in which case the Corporation shall have only 24 hours) of receipt of such request, to notify the Investor of its intention to Register for distribution to the public under such Prospectus (i) an offering of Common Shares from treasury or (ii) securities of the same class as the Designated Registrable Securities owned by Shareholders (the “Shareholder Securities”) with piggy back registration rights (the “Offering Shareholders”) (such as the right of Paulson pursuant to section 5.2 of the Paulson Investor Rights Agreement). The Investor shall use commercially reasonable efforts to include in the proposed distribution such number of Common Shares and Shareholder Securities as the Corporation shall request, upon the same terms (including the method of distribution) as such Demand Registration, subject to any Underwriter Cutback.

7.2	Piggyback Registrations

Each time the Corporation elects to proceed with the preparation and filing of a Prospectus under Canadian Securities Laws in connection with a proposed Distribution of any of its securities, whether by the Corporation or any Offering Shareholder, the Corporation shall give written notice thereof to the Investor as soon as practicable. In such event, the Investor shall be entitled, by notice in writing given to the Corporation (a “Piggyback Registration Notice”) within ten days (except in the case of a “bought deal” in which case the Investor shall have only 24 hours) after the receipt of any such notice by the Investor, to require that the Corporation cause any or all of the Registrable Securities (the “Piggyback Registrable Securities”) held by the Investor to be included in such Prospectus (such qualification being hereinafter referred to as a “Piggyback Registration”), subject to any Underwriter Cutback. Any Distribution in respect of which there is a Piggyback Registration shall proceed in accordance with the procedures set forth in Schedule B. Notwithstanding the foregoing:

(a)

the Corporation may at any time, and without the consent of the Investor, abandon the proposed offering in which the Investor has delivered a Piggyback Registration Notice provided that the Corporation will pay all Registration Expenses in connection with such abandoned offering; and

(b)

if the proposed Registration is not completed within 180 days of a Piggyback Registration Notice, the Piggyback Registration Notice delivered by the Investor hereunder shall be deemed to be withdrawn and the Corporation shall again be required to comply with the procedures set out in this Section 7.2 with respect to any proposed Registration.

7.3	Underwriter Cutback

In connection with any exercise of the Demand Registration Right or Piggyback Registration Right, if the lead underwriter or lead agent for the offering determines in its good faith opinion that the inclusion of all of the Demand Registrable Securities, Piggyback Securities, Common Shares and/or Shareholder Securities proposed to be included in such offering may materially and adversely affect the price or success of the offering, then the amount of securities of the Corporation included in the offering will be prioritized in such offering, as follows (the “Underwriter Cutback”), but only to the extent necessary:

(a)	in connection with any Demand Registration: (i) first, to the Investor; (ii) second, to Paulson; and (iii) third, to the Corporation; and
(b)	in connection with any Piggyback Registration;
(i)

initiated by Paulson upon exercise of any demand registration right held by it pursuant to section 5.1 of the Paulson Investor Rights Agreement: (A) first, to Paulson; (B) second, to the Investor; and (C) third, to the Corporation; and

(ii)	initiated by the Corporation: (A) first, to the Corporation; (B) second, to Paulson; and (C) third, to the Investor.
7.4	Expenses

Subject to Section 7.2(a), all Registration Expenses incident to the performance of or compliance with this Article 7 by the Parties shall be borne by the Corporation, other than the following Registration Expenses, which shall be borne by the Investor:

(a)

any and all commissions payable to any underwriter for an underwritten offering or agent for an agency offering that are attributable to the Registrable Securities to be sold by the Investor pursuant to any Demand Registration or Piggyback Registration;

(b)

in the case of a Demand Registration, the Investor’s pro rata share of the Registration Expenses attributable to the offering based on the number of Registrable Securities to be sold by the Investor pursuant to such Demand Registration; and

(c)	in the case of a Piggyback Registration, any and all fees, disbursements and expenses of legal counsel or other advisors retained by the Investor in connection with such Piggy Back Registration.
7.5	Other Sales

After receipt by the Corporation of a Request, the Corporation shall not, without the prior written consent of the Investor, authorize, issue or sell any Common Shares or Equity Securities in any jurisdiction or agree to do so or publically announce any intention to do so (except for securities issued pursuant to any legal or contractual obligations in effect on the date of the Request or pursuant to any stock option plan or equity incentive plan) until the date which is 90 days after the later of (a) the date on which a Receipt is issued for the Prospectus filed in connection with such Demand Registration, and (b) the completion of the offering contemplated by the Demand Registration.

7.6	Future Registration Rights

The Corporation shall not grant registration rights without the prior written consent of the Investor unless the granting of such registration rights does not limit, in any material respect, the registration rights granted to the Investor pursuant to this Agreement and such registration rights are not materially more favorable to the grantee than the registration rights granted to the Investor.

7.7	Preparation; Reasonable Investigation

In connection with the preparation and filing of any Prospectus as herein contemplated, the Corporation shall give the Investor, its underwriters for an underwritten offering or agents for an agency offering, and their respective counsel, auditors and other representatives, the opportunity to participate in the preparation of such documents and each amendment thereof or supplement thereto, and shall insert therein such material furnished to the Corporation in writing, which in the reasonable judgment of the Investor and its counsel should be included. The Corporation shall give the Investor and the underwriters or agents such reasonable and customary access to the books and records of the Corporation and its subsidiaries and such reasonable and customary opportunities to discuss the business of the Corporation with its officers and auditors as shall be necessary in the reasonable opinion of the Investor, such underwriters or agents and their respective counsel. The Corporation shall cooperate with the Investor and its underwriters or agents in the conduct of all reasonable and customary due diligence which the Investor, such underwriters or agents and their respective counsel may reasonably require in order to conduct a reasonable investigation for purposes of establishing a due diligence defence as contemplated by Canadian Securities Laws and in order to enable such underwriters or agents to execute the certificate required to be executed by them for inclusion in each such document.

7.8	Underwriting or Agency Agreements

(a)If requested by the underwriters for any underwritten offering or by the agents for any agency offering by the Investor pursuant to the exercise of a Demand Registration or Piggyback Registration, the Corporation will enter into an underwriting agreement with such underwriters or agency agreement with such agents for such offering, such agreement to be satisfactory in substance and form to each of the Investor and the Corporation and the underwriters or agents, each acting reasonably, and to contain such representations and warranties by the Corporation and such other terms as are generally prevailing in agreements of these types. The Investor shall be a party to such underwriting agreement or agency agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Corporation to and for the benefit of such underwriters or agents shall also be made to and for the benefit of the Investor and that any or all of the conditions precedent to the obligations of such underwriters or agents under such underwriting agreement or agency agreement be conditions precedent to the obligations of the Investor. The Investor shall not be required to make any representations or warranties to or agreements with the Corporation or the underwriters’ or agents’ other than representations, warranties or agreements regarding the Investor and the Corporation’s intended method of distribution and any other representation required by law or as are generally prevailing in such underwriting or agency agreements for secondary offerings, as the case may be.

(b)The underwriting agreement or agency agreement, as applicable, referred to in Section 7.8(a) will contain customary terms, including an indemnity whereby in the event of the filing of a Prospectus, the Corporation will indemnify and hold harmless the Investor and each underwriter or agent involved in the distribution of Registerable Securities thereunder, and each of their affiliates, directors, officers, employees, agents, shareholders and limited partners against any losses, claims, expenses, damages or liabilities (including reasonable counsels’ fees and all amounts paid in settlement of any investigation, order, litigation, proceeding or claim) (“Losses”), joint or several, to which the Investor, or such underwriter or agent or any of their affiliates, directors, officers, employees, agents, shareholders or limited partners may become subject, insofar as such Losses (or actions in respect thereof), arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Prospectus, or any amendment or supplement thereof, including in the documents incorporated therein by reference, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Corporation will not be liable in any such case if and to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor, such underwriter or agent.

(c)The Investor will indemnify and hold harmless the Corporation, its directors, officers, employees and agents to the same extent as the indemnity referred to in Section 7.8(b), but only with respect to information regarding the Investor furnished in writing by or on behalf of the Investor to the Corporation expressly for inclusion in any Prospectus. Notwithstanding anything to the contrary contained herein, the Investor’s obligations under the indemnity set out in this Section 7.8(c) shall be limited to a maximum aggregate amount equal to the net proceeds of the offering received by the Investor pursuant to such offering.

(d)If reasonably requested by the underwriters or agents in connection with any underwritten offering or agency offering made pursuant to the exercise of a Demand Registration or Piggyback Registration, the Corporation shall cooperate with all reasonable requests made by the lead underwriter of such underwritten offering or lead agent of such agency offering respecting the attendance of the Corporation at road shows and participation of the Corporation in any efforts relating to the distribution and sale of the Designated Registrable Securities and Piggyback Registrable Securities, as the case may be.

ARTICLE 8

STANDSTILL AND VOTING

8.1	Standstill

(a)Subject to the terms and conditions of this Section 8.1, for a period of three years following the date hereof, neither the Investor nor any of its Affiliates will, without the prior approval of the Corporation:

(i)

acquire, directly or indirectly, by purchase or otherwise, individually or acting jointly or in concert with any other Person (as determined in accordance with Section 1.9 of NI 62-104, hereinafter referred to as “Acting Jointly or in Concert”), any voting securities of the Corporation and/or Convertible Securities (a “Share Transaction”) if such Share Transaction would result in the Investor and its Affiliates having, directly or indirectly, beneficial ownership of, or control or direction over, more than 19.9% of an outstanding class of voting securities of the Corporation (calculated in accordance with Section 1.8 of NI 62-104); for greater certainty, in the event that the Investor completes the Specified Securityholder Transaction or acquires Common Shares pursuant to the Standby Commitment, the 19.9% in this Section 8.1(a)(i) shall be deemed to be increased so as to be equal to the percent of ownership of outstanding Common Shares upon completion of the Specified Securityholder Transaction and/or issuance pursuant to the Standby Commitment, as applicable;

(ii)

directly or indirectly, make, or in any way participate in, any solicitation of proxies to vote, or seek to advise or influence any other Person (other than an Affiliate of the Investor) with respect to the voting of any voting securities of the Corporation; or

(iii)	otherwise act alone or in concert with others to seek to control the management of the Corporation or the Board.

(b)The restrictions contained in Section 8.1(a) shall not apply to any acquisition by the Investor or its Affiliates of any voting securities of the Corporation and/or Convertible Securities beneficially owned by a Specified Securityholder or over which a Specified Securityholder exercises control or direction (a “Specified Securityholder Transaction”), or to any Share

Transaction completed pursuant to the Standby Commitment or otherwise in compliance with the terms of this Agreement.

(c)The restrictions contained in Section 8.1(a) shall terminate immediately upon the earlier of (each a “Spring Event”):

(i)

the date on which the Board announces an intention to agree or agrees with a Third Party to a merger, amalgamation, arrangement or similar transaction or the sale of all or substantially all of the assets of the Corporation (collectively, a “Transaction”), or agrees to support a Transaction which, if such Transaction is successfully completed, will result in shareholders of the Corporation holding less than 50% of the outstanding voting securities of the resulting corporation or entity;

(ii)	the date on which a Third Party makes a public announcement of a bona fide take-over bid to acquire more than 50% of the outstanding voting securities of the Corporation;

(iii)the date on which the Corporation or any of its Affiliates agrees to the sale of all or substantially all of the assets of the Corporation, on a consolidated basis, or announces an intention to do so; or

(iv)the date on which a Third Party enters into an agreement or makes a public announcement of a letter of intent with the Corporation to acquire, or acquires, (A) direct or indirect beneficial ownership of, (B) the right to exercise control or direction over, or (C) a combination of direct or indirect beneficial ownership of and the right to exercise control or direction over securities of the Corporation carrying more than 50% of the voting rights attached to the outstanding voting securities thereof.

Notwithstanding anything in this Agreement to the contrary, if a Spring Event occurs and the Investor or any of its Affiliates subsequently proceeds, in accordance with the terms of this Section 8.1(c), with any of the transactions or activities contemplated in Section 8.1(a) and in connection therewith is required by applicable laws or stock exchange rules to publicly disclose Confidential Information provided to the Investor by the Corporation, the Investor or such Affiliate may disclose that portion of such Confidential Information that it is legally required to disclose and shall provide the Corporation with a copy of any such public disclosure as soon as practicable thereafter.

(d)The restrictions in this Section 8.1 shall not prevent the Investor or any of its Affiliates from acquiring securities of the Corporation where such acquisition results from the Investor’s or any of its Affiliates’ acquisition of the securities of a Person or company which acquired the securities of the Corporation without the Investor’s solicitation or breach of this Agreement; provided that the purpose of such acquisition is not to circumvent the provisions of this Section 8.1.

(e)Notwithstanding anything in this Section 8.1, the Investor shall be permitted at any time to make a confidential proposal to the Board regarding any of the transactions or activities contemplated in Section 8.1(a), to enter into discussions or negotiations with the Board with respect to the terms of any such transactions or activities and to enter into any agreement with the Corporation providing for or relating to the consummation of any such transactions or activities.

(f)If, as a result of a Specified Securityholder Transaction, the Investor (together with its Affiliates) has, directly or indirectly, beneficial ownership of, or control or direction over, more than 40% but less than 100% of the outstanding Common Shares of the Corporation (calculated in accordance with Section 1.8 of NI 62-104) (a “Triggering Ownership Percentage”), the Investor agrees that it will not undertake any further Share Transaction except: (i) with the prior approval of the Independent directors on the Board; (ii) by way of a bona fide take-over bid made by the Investor or one of its Affiliates to acquire all of the outstanding Common Shares of the Corporation, other than those Common Shares beneficially owned, or over which control or direction is exercised, by the Investor or any Person Acting Jointly or in Concert with the Investor; or (iii) by way of a negotiated transaction approved by the Independent directors on the Board, including a merger, amalgamation, arrangement or similar transaction, and, in each case, otherwise in compliance with the provisions of this Section 8.1.

(g)For greater certainty, the provisions of this Section 8.1 supersede the provisions contained in Section 8 of the Confidentiality Agreement.

8.2	Voting

At any meeting of Shareholders, the Investor may vote or abstain or withhold from voting its Treasury Shares in any manner it wishes. For a period of three years following the date hereof, the Investor agrees that, in respect of any voting securities of the Corporation that it owns or over which it exercises control or direction other than the Treasury Shares (the “Acquired Voting Securities”), it will not vote or cause to be voted such Acquired Voting Securities against any resolution that a majority of the Board has approved to be recommended to securityholders of the Corporation as set forth in the management information circular sent to securityholders of the Corporation in respect of such meeting and which resolution has been supported by more than 50% of the securityholders voting on such matter (excluding the Investor).

ARTICLE 9

MISCELLANEOUS

9.1	Termination

This Agreement shall terminate and all rights and obligations hereunder shall cease immediately at such time as the Investor ceases to hold at least 10% of the issued and outstanding Common Shares.

9.2	Governing Law; Specific Performance

(a)This Agreement shall be governed by and construed under the laws of the Province of Ontario and the federal laws applicable therein.

(b)Each of the Parties irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of the courts of the Province of Ontario over any action or proceeding arising out of or relating to this Agreement, (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

(c)It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, without bond. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

9.3	Statements as to Factual Matters

All statements as to factual matters contained in the recitals, any certificate or other instrument delivered pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties under this Agreement.

9.4	Amendments

No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and executed by all Parties hereto.

9.5	Successors and Assigns

The rights provided by this Agreement may only be assigned, in whole or in part, by the Investor to a Permitted Assign without the prior approval of the other Parties. Upon such assignment, the Permitted Assign shall be treated as the Investor for all purposes under this Agreement, except that any entitlements to notice and any entitlements to furnished documentation pursuant to this Agreement shall be satisfied by the Corporation through delivery to the transferring Investor on behalf of the Permitted Assign. Except as otherwise expressly provided, the provisions prescribed herein shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the Parties and Permitted Assigns hereto.

9.6	Entire Agreement

This Agreement and the other agreements and documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the Parties with regard to the subject hereof and no Party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

9.7	Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon a determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible.

9.8	Delays or Omissions

It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any holder, upon any breach, default or noncompliance of any Party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Party’s part of any breach, default or noncompliance under the Agreement or any waiver on such Party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to holders, shall be cumulative and not alternative.

9.9	Press Releases

The Corporation will provide the Investor with a reasonable opportunity to review and comment on each press release of the Corporation relating or referencing, in any way, this Agreement or the transactions contemplated herein, prior to the issuance thereof and incorporate any comments provided by the Investor, to the extent commercially reasonable.

9.10	Further Assurances

Each of the Parties shall, from time to time hereafter and upon any reasonable request of the other, promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things as may be required or necessary for the purposes of giving effect to this Agreement.

9.11	Filing of Agreement

The Parties hereby agree that if the Corporation determines that Canadian Securities Laws require it to file this Agreement (and any amendment hereto) on the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval, www.SEDAR.com, the Investor shall be given prior notice of such filing and the opportunity to review and provide comments on the redactions to this Agreement (or of any amendment hereto) that should be made prior to such filing by the Corporation, and the Corporation shall file such redacted version only after incorporating any commercially reasonable comments of the Investor.

9.12	Notices

Any notice under this Agreement shall be given in writing and either delivered, sent by electronic means (including facsimile transmission or email) or mailed by prepaid registered post to the Party to receive such notice at the address, facsimile number or email address indicated below:

(a)	to the Corporation at:

Midas Gold Corp.
890 – 999 West Hastings Street
Vancouver, British Columbia V6C 2W2

Attention:Chief Executive Officer
Facsimile:(604) 558-4700
Email: squin@midasgoldcorp.com

with a copy (which shall not constitute notice) to:

DuMoulin Black LLP

10th Floor, 595 Howe Street

Vancouver, British Columbia V6C 2T5

Attention:Lucy Schilling
Facsimile:(604) 687-8772
Email: lschilling@dumoulinblack.com

(b)	to the Investor at:

Barrick Gold Corporation

TD Canada Trust Tower

161 Bay Street, Suite 3700

Toronto, ON M5J 2S1
Canada

Attention:Kevin Thomson
Facsimile:+1-416-861-2492
Email:k.thomson@barrick.com

With a copy to:

Attention:General Counsel
Facsimile:+1-416-861-9717
Email:notices@barrick.com

or such other address, facsimile number or email address as such Party may hereafter designate by notice in writing to the other Parties. If a notice is delivered, it shall be effective from the date of delivery; if such notice is sent by electronic means during normal business hours of the addressee, it shall be effective on the Business Day such notice is sent and, if not sent during normal business hours of the addressee, then on the Business Day following the date such notice is sent; and if such notice is sent by mail, it shall be effective seven Business Days following the date of mailing, excluding all days when normal mail service is interrupted.

9.13	Counterparts

This Agreement may be executed in any number of counterparts (whether by fax or other electronic means), each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date set forth above.

MIDAS GOLD CORP.
by	/s/ Stephen Quin
Name: Stephen Quin
Title: President and Chief Executive Officer

BARRICK GOLD CORPORATION
by	/s/ George Joannou
Name:George Joannou
Title:Senior Vice President, Strategic Matters

/s/ Andrew Hastings
Name:Andrew Hastings
Title:Vice President & Senior Counsel

SCHEDULE A

FORM OF INDEMNITY AGREEMENT

INDEMNITY AGREEMENT

THIS AGREEMENT is made as of ■, 2018,

B E T W E E N:

MIDAS GOLD CORP.,

a corporation governed by the laws of the Province of British Columbia,

(the “Corporation”),

- and -

■, an individual resident in ■,

(the “Indemnified Party”).

RECITALS:

A.

The Indemnified Party is or has been duly elected or appointed as a director and/or officer of the Corporation or, at the request of the Corporation, a duly elected or appointed director and/or officer of an Other Entity (as defined below).

B.

The Corporation considers it desirable and in the best interests of the Corporation to enter into this Agreement to set out the circumstances and manner in which the Indemnified Party may be indemnified in respect of certain liabilities or expenses which the Indemnified Party may incur as a result of acting as a director and/or officer of the Corporation or Other Entity.

C.

In order to induce the Indemnified Party to serve and to continue to so serve as a director and/or officer of the Corporation or Other Entity, the Corporation has agreed to provide the indemnity in this Agreement.

D.	The Articles of the Corporation contemplate that the Indemnified Party may be indemnified in certain circumstances.

NOW THEREFORE in consideration of the Indemnified Party acting or continuing to act as a director and/or officer of the Corporation or Other Entity, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

“Act” means the Business Corporations Act (British Columbia), as the same exists on the date of this Agreement or may hereafter be amended.

“Agreement” means this agreement, including all schedules, and all amendments or restatements as permitted, and references to “Article” or “Section” mean the specified Article or Section of this Agreement.

“Articles” means the articles of the Corporation, including any amendments or alterations thereto.

“Business Day” means any day, other than a Saturday or Sunday, on which commercial banks in Vancouver, British Columbia are open for commercial banking business during normal banking hours.

“Claim” includes any civil, criminal, administrative, investigative, demand, inquiry, hearing, discovery or other proceeding of any nature or kind (including arbitrations and mediations) in which the Indemnified Party is involved (excluding claims brought by the Indemnified Party) by reason of the Indemnified Party being or having been a director and/or officer of the Corporation or Other Entity whether threatened, anticipated, pending, commenced, continuing or completed, and any appeal thereof, as well as any other circumstances or situation in respect of which an Indemnified Party reasonably requires legal advice or representation concerning actual, possible or anticipated Losses by reason of the Indemnified Party being or having been a director and/or officer of the Corporation or Other Entity.

“Control Transaction” means any merger, amalgamation, take-over bid, arrangement, recapitalization, consolidation, liquidation, wind-up, dissolution, share exchange, material sale of assets or similar transaction in respect of the Corporation.

“Court” means a court of competent jurisdiction in British Columbia.

“Losses” includes all costs, disbursements, charges, awards, expenses, losses, damages (including punitive and exemplary), fees (including any legal, professional or advisory fees or disbursements), liabilities, amounts paid to settle or dispose of any Claim or satisfy any judgment, fines, penalties or liabilities, including as a result of a breach or alleged breach of any statutory or common law duty imposed on directors and/or officers, without limitation, and whether incurred alone or jointly with others, including any amounts which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of the investigation, defence, settlement or appeal of or preparation for any Claim or with any action to establish a right to indemnification under this Agreement, and for greater certainty, includes all taxes (including income taxes), interest, penalties and related outlays of the Indemnified Party arising from any indemnification of the Indemnified Party by the Corporation pursuant to this Agreement.

“Notice of Articles” means the notice of articles of the Corporation, including any amendments or alterations thereto.

“Other Entity” means a Subsidiary and any other entity in respect of which the Indemnified Party was specifically requested by the Corporation to serve as a duly appointed director and/or officer or similar position(s) of such Other Entity.

“Parties” means the Corporation and the Indemnified Party collectively and “Party” means any one of them.

“Policy” means the directors’ and officers’ insurance policy listed on Schedule A, and any successor to such policy entered into by the Corporation (and any renewals or replacements thereof).

“Run-Off Coverage” has the meaning set out in Section 3.1(c).

“Subsidiary” has the meaning set out in the Act.

“Termination Date” has the meaning set out in Section 5.1(a).

1.2	Certain Rules of Interpretation

In this Agreement:

(a)

Governing Law - This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable in the Province of British Columbia.

(b)

Submission to Jurisdiction - Each Party submits to the exclusive jurisdiction of any British Columbia court sitting in Vancouver, British Columbia in any action, application, reference or other proceeding arising out of or relating to this Agreement and consents to all claims in respect of any such action, application, reference or other proceeding being heard and determined exclusively in such British Columbia court. Each of the Parties irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action, application or proceeding.

(c)	Headings - Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.
(d)	Number - Unless the context otherwise requires, words importing the singular include the plural and vice versa.
(e)

Severability - If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, the provision shall, as to that jurisdiction, be ineffective only to the extent of the restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(f)

Entire Agreement - This Agreement constitutes the entire agreement between the Parties and sets out all the covenants, promises, warranties, representations, conditions and agreements between the Parties in connection with the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, pre-contractual or otherwise, including, without limitation, any previous Indemnity Agreement between the Corporation and the Indemnified Party dated prior to the date hereof. There are no covenants, promises, warranties, representations, conditions or other agreements, whether oral or written, pre-contractual or otherwise, express, implied or collateral, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement.

ARTICLE 2

OBLIGATIONS

2.1	Obligations of the Corporation
(a)

General Indemnity - The Corporation agrees to indemnify and hold the Indemnified Party harmless, to the fullest extent permitted by law, including but not limited to the indemnity under the Act, under the Notice of Articles and Articles of the Corporation and this Agreement, except to the extent limited or prohibited by the Act, from and against any and all Losses which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of any Claim, provided that the indemnity provided for in this Section 2.1(a) will only be available if:

(i)

the Indemnified Party was acting honestly and in good faith with a view to the best interests of the Corporation or Other Entity, as the case may be, in relation to the subject matter of the Claim; and

(ii)

in the case of a proceeding that is not a civil action/proceeding, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct in respect of which the action/proceeding was brought was lawful.

(b)

Derivative Claims and Claims by the Corporation - In respect of any proceeding by or on behalf of the Corporation or Other Entity to procure a judgment in its favour against the Indemnified Party, in respect of which the Indemnified Party is made a party by reason of the Indemnified Party being or having been a director and/or officer of the Corporation or Other Entity, the Indemnified Party may make an application, on its own behalf, or on behalf of the Corporation, at its expense, for the approval of a Court to advance monies to the Indemnified Party for costs, charges and expenses reasonably incurred by the Indemnified Party in connection with such action and to indemnify and save harmless the Indemnified Party for such costs, charges and expenses of such action provided the Indemnified Party fulfils the conditions set out in Sections 2.1(a)(i) and 2.1(a)(ii) above and provided that such advance or indemnification is not prohibited under any applicable statute. The Indemnified Party hereby agrees to repay such funds advanced if the Indemnified Party ultimately does not fulfil the conditions set out in Sections 2.1(a)(i) and 2.1(a)(ii) above. In the event that the Indemnified Party is successful in its application, it shall be reimbursed by the Corporation for the expense incurred by the Indemnified Party in making the application.

(c)

Advance of Expenses - Subject to Section 2.1(b) of this Agreement, the Corporation shall, at the request of the Indemnified Party, advance to the Indemnified Party sufficient funds, or arrange to pay on behalf of or reimburse the Indemnified Party within 60 days of receiving an invoice in respect thereof for any costs, charges or expenses, including legal or other fees, actually and reasonably incurred by the Indemnified Party in investigating, defending, appealing, preparing for, providing evidence in or instructing and receiving the advice of the Indemnified Party’s counsel or other professional advisors in regard to any Claim or other matter for which the Indemnified Party may be entitled to an indemnity or reimbursement under this Agreement, and such amounts shall be treated as a non-interest bearing advance or loan to the Indemnified Party. In the event it is ultimately determined by a Court in a final non-appealable judgment that the Indemnified Party did not fulfil the conditions set out in Sections 2.1(a)(i) and 2.1(a)(ii) above; that the payment(s) is/are prohibited under the Act; or that the Indemnified Party was not entitled to be fully so indemnified, the Indemnified Party shall (and hereby agrees to) repay such loan or advance, or the appropriate portion thereof, upon written notice of such determination being given by the Corporation to the Indemnified Party detailing the basis for such determination and such loan or advance shall bear interest from the date of such notice until repaid at the prime rate prescribed from time to time by the Corporation’s principal bankers. The Corporation will have the burden of establishing that any expense it wishes to challenge is not reasonable. The Corporation shall not make any payments referred to in this Subsection 2.1(c) unless the Corporation first receives from the Indemnified Party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the Act or this Agreement, the Indemnified Party will repay the amounts advanced or reimbursed.

2.2	Notice of Proceedings

The Indemnified Party shall give notice in writing to the Corporation as soon as practicable upon being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Claim involving the Corporation or Other Entity or the Indemnified Party which may result in a claim for indemnification under this Agreement, and the Corporation agrees to give the Indemnified Party notice in writing as soon as practicable upon it or any Other Entity being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing or continuing any Claim involving the Indemnified Party. Such notice shall include a description of the Claim, a summary of the facts giving rise to the Claim and, if possible, an estimate of any potential liability arising under the Claim. Failure by the Indemnified Party to so notify the Corporation of any Claim shall not relieve the Corporation from liability under this Agreement except to the extent that the failure materially prejudices the Corporation.

2.3	Subrogation

Promptly after receiving written notice from the Indemnified Party of any Claim (other than a Claim by or on behalf of the Corporation or Other Entity to procure a judgment in its favour against the Indemnified Party), the Corporation may by notice in writing to the Indemnified Party, in a timely manner assume conduct of the defence thereof and retain counsel on behalf of the Indemnified Party who is reasonably satisfactory to the Indemnified Party, to represent the Indemnified Party in respect of the Claim. On delivery of such notice by the Corporation, the Corporation shall not be liable to the Indemnified Party under this Agreement for any fees and disbursements of counsel the Indemnified Party may subsequently incur with respect to the same matter. In the event the Corporation assumes conduct of the defence on behalf of the Indemnified Party, the Indemnified Party consents to the conduct thereof and of any action taken by the Corporation, in good faith, in connection therewith, and the Indemnified Party shall fully cooperate in such defence including, without limitation, the provision of documents, attending examinations for discovery, making affidavits, meeting with counsel, testifying and divulging to the Corporation all information reasonably required to defend or prosecute the Claim.

2.4	Separate Counsel

If the Indemnified Party is named as a party or a witness to any Claim, or the Indemnified Party is questioned or any of his or her actions, omission or activities are in any way investigated, reviewed, or examined in connection with or in anticipation of any actual or potential Claims, the Indemnified Party will be entitled to retain independent legal counsel at the Corporation’s expense (limited to reasonable attorney’s fees and expenses) to act on the Indemnified Party’s behalf to provide an initial assessment to the Indemnified Party of the appropriate course of action for the Indemnified Party. The Indemnified Party will be entitled to continued representation by independent counsel at the Corporation’s expense (limited to reasonable attorney’s fees and expenses) beyond the initial assessment if:

(a)	the Indemnified Party and the Corporation have mutually agreed to the retention of such other counsel;
(b)	representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (including the availability of different defences); or
(c)	the Corporation has not retained reasonably satisfactory counsel for the Indemnified Party within ten Business Days of any receipt of notice pursuant to Section 2.2 above.

2.5	Settlement of Claim

No admission of liability with respect to the Indemnified Party shall be made by the Corporation without the prior written consent of the Indemnified Party unless such settlement includes an unconditional general release of the Indemnified Party without any admission of negligence, misconduct, liability or responsibility by the Indemnified Party.

2.6	Presumptions / Knowledge

(a)For purposes of any determination hereunder, the Indemnified Party will be deemed, subject to compelling evidence to the contrary, to have acted in good faith and in the best interests of the Corporation (or any Other Entity). The Corporation will have the burden of establishing otherwise.

(b)Unless a Court otherwise has held or decided that the Indemnified Party is not entitled to be fully or partially indemnified under this Agreement, the determination of any Claim by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create any presumption for the purposes of this Agreement that the Indemnified Party is not entitled to indemnity under this Agreement.

(c)The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Corporation or any Subsidiary or Other Entity will not be imputed to the Indemnified Party for purposes of determining the right to indemnification under this Agreement.

ARTICLE 3

INSURANCE

3.1	Insurance

(a)The Policy - The Corporation will ensure that its liabilities under this Agreement, and the potential liabilities of the Indemnified Party that are subject to indemnification by the Corporation pursuant to this Agreement, are at all times supported by the Policy. The Corporation shall pay all premiums payable under the Policy and, provided that such insurance is, in the Corporation’s reasonable and good faith opinion, available on commercially reasonable terms, take all steps necessary to maintain the coverage provided under the Policy. As may be required by the Policy, the Corporation will immediately notify the Policy’s insurers of any occurrences or situations that could potentially trigger a claim under the Policy and will promptly advise the Indemnified Party that the insurers have been notified of the potential claim. If, for any reason whatsoever, any directors’, and officers’ liability insurer asserts that the Indemnified Party is subject to a deductible under any existing or future directors’ and officers’ liability insurance purchased and maintained by the Corporation for the benefit of the Indemnified Party and the Indemnified Party’s heirs and legal representatives, the Corporation shall pay the deductible for and on behalf of the Indemnified Party. If any payments made by an insurer under a Policy are deemed to constitute a taxable benefit or otherwise become subject to any tax payable by the Indemnified Party, the Corporation agrees to pay any amount as may be necessary to ensure that the amount received by or on behalf of the Indemnified Party after the payment of, or withholding for, such tax, fully reimburses the Indemnified Party for the actual cost, expense or liability incurred by or on behalf of the Indemnified Party.

(b)Variation of Policies - So long as the Indemnified Party is a director, officer or holder of a similar office of the Corporation or an Other Entity and provided that such insurance is, in the Corporation’s reasonable and good faith opinion, available on commercially reasonable terms, the Corporation shall not seek to amend adversely or discontinue the Policy or allow the Policy to lapse (without entering into a renewal or replacement thereof on similar terms) without the Indemnified Party’s prior written consent, acting reasonably. Should the Indemnified Party cease to be a director and/or officer of the Corporation, for any reason whatsoever, the Corporation shall continue to purchase and maintain directors’ and officers’ liability insurance for the benefit of the Indemnified Party and the Indemnified Party’s heirs and legal representatives, such that the Indemnified Party’s insurance coverage is, at all times up to and including the Termination Date, the same as any insurance coverage the Corporation purchases and maintains for the benefit of its then current directors and/or officers from time to time.

(c)Run-Off Coverage - In the event the Policy is discontinued for any reason, or in the event of a consummation of a Control Transaction, the Corporation shall purchase, maintain and administer, or cause to be purchased, maintained and administered for a period of six years after such discontinuance or the effective time of the Control Transaction, insurance for the benefit of the Indemnified Party (the “Run-Off Coverage”), on similar terms to the extent permitted by law and provided such Run-Off Coverage is available on commercially acceptable terms and premiums (as determined by the board of directors in its reasonable and good faith opinion), provided that the premiums for the Run-Off Coverage will be deemed to be commercially acceptable if the total premiums for such Run-Off Coverage do not exceed 300% of annual premiums under the Policy at the time they are discontinued). The Run-Off Coverage shall provide coverage only in respect of events occurring prior to the discontinuance of the Policy or the effective time of the Control Transaction. The Corporation will provide to the Indemnified Party a copy of each policy of insurance providing the coverages contemplated by this subsection 3.1(c) promptly after coverage is obtained and evidence of each annual renewal thereof and will promptly notify the Indemnified Party if the insurer cancels, makes material changes to coverage, or refuses to renew coverage (or any part of the coverage).

(d)Exclusion of Indemnity - Notwithstanding any other provision in this Agreement, the Corporation shall not be obligated to indemnify the Indemnified Party for any Losses for which the Indemnified Party is entitled to indemnity to pursuant any valid and collectible policy of insurance obtained and maintained by the Corporation, to the extent of the amounts actually collected by the Indemnified Party under such insurance policy. Where partial indemnity is provided by such insurance policy, the obligation of the Corporation under Section 2.1 shall continue in effect but be limited to that portion of the Losses for which indemnity is not provided by such insurance policy.

ARTICLE 4

MISCELLANEOUS

4.1	Corporation and Indemnified Party to Cooperate

The Corporation and the Indemnified Party shall, from time to time, provide such information and cooperate with the other, as the other may reasonably request, in respect of all matters under this Agreement.

4.2	Effective Time

This Agreement shall be deemed to have effect as and from the first date that the Indemnified Party became a director or officer, or held a position equivalent to that of a director or officer, of the Corporation or Other Entity and shall apply to all actions and proceedings, whether such action or proceeding is in respect of facts arising before or subsequent to the effective date of this Agreement.

4.3	Insolvency

The liability of the Corporation under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Indemnified Party in any bankruptcy, insolvency, receivership or other similar proceeding of creditors to the extent permitted by applicable laws.

4.4	Multiple Proceedings

No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto shall be a bar or defence to any further action or proceeding which may be brought under this Agreement.

4.5	Non-Exclusive Indemnification

The Corporation shall provide the Indemnified Party with all of the indemnifications, protections and benefits it may provide pursuant to the Act. The indemnification provided by this Agreement shall not exclude any separate rights of indemnification to which the Indemnified Party may otherwise be entitled under the Articles of the Corporation, the Act, any valid and lawful agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the Indemnified Party’s official capacity and as to action in another capacity while holding such office, and such separate rights of indemnification shall continue if the Indemnified Party has ceased to be a director or officer of the Corporation or Other Entity, as the case may be, and shall enure to the benefit of the heirs, executors and administrators of the Indemnified Party.

4.6	Compliance with the Act

To the extent that the terms of this Agreement are contrary to the provisions of the Act, as amended from time to time, or other applicable laws, the terms of this Agreement shall be deemed to be amended to comply therewith (it being understood that nothing contained herein shall be considered to impose an obligation upon the Corporation which it is prohibited from complying with by virtue of such legislation). To the extent that the terms of this Agreement are contrary to the provisions of the Act, as amended from time to time, or other applicable laws, the terms of this Agreement shall be deemed to be amended to comply therewith (it being understood that nothing contained herein shall be considered to impose an obligation upon the Corporation which it is prohibited from complying with by virtue of such legislation).

ARTICLE 5

GENERAL

5.1	Term

(a)The obligations of the Corporation under this Agreement shall survive until the date (the “Termination Date”) that is six years after the Indemnified Party has ceased to be a director and/or officer of the Corporation or Other Entity, except with respect to Claims that have been commenced as of the Termination Date in respect of which the Indemnified Party is entitled to claim indemnification under this Agreement.

(b)The obligations of the Corporation under this Agreement with respect to Claims that have been commenced as of the Termination Date in respect of which the Indemnified Party is entitled to claim indemnification under this Agreement shall survive until the final termination or resolution of such Claims.

5.2	Assignment

Neither Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Party.

5.3	Enurement

This Agreement enures to the benefit of and is binding upon the Parties and the heirs, attorneys, guardians, estate trustees, executors, trustees, administrators and permitted assigns of the Indemnified Party and the successors (including any successor by reason of amalgamation) and permitted assigns of the Corporation.

5.4	Amendments

No amendment, supplement, modification or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, is binding unless executed in writing by the Party to be so bound. For greater certainty, the rights of the Indemnified Party under this Agreement shall not be prejudiced or impaired by permitting or consenting to any assignment in bankruptcy, receivership, insolvency or any other creditor’s proceedings of or against the Corporation or by the winding-up or dissolution of the Corporation.

5.5	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by e-mail:

(a)	in the case of a Notice to the Indemnified Party at:

■ [name]
■ [address]

E-mail: ■

(b)	in the case of a Notice to the Corporation at:

Midas Gold Corp.

1250 – 999 West Hastings Street
Vancouver, BC V6C 2W2

Attention:Chief Executive Officer
Email:squin@midasgoldcorp.com

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5 :00 p.m. local time in the place of delivery or receipt. If the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day, then the Notice shall be deemed to have been given and received on the next Business Day.

Any Party may, from time to time, change its address by giving Notice to the other Party in accordance with the provisions of this Section.

5.6	Further Assurances

The Corporation and the Indemnified Party shall, with reasonable diligence, do all things and execute and deliver all such further documents or instruments as may be necessary or desirable for the purpose of assuring and conferring on the Indemnified Party the rights created or intended by this Agreement and giving effect to and carrying out the intention or facilitating the performance of the terms of this Agreement, or evidencing any loan or advance made pursuant to Section 2.1(c) hereof. The Corporation further covenants and agrees that it will not take any action, including, without limitation, the enacting, amending, or repealing of any by-law, which would in any manner adversely affect or prevent the Corporation’s ability to perform its obligations under this Agreement.

5.7	Independent Legal Advice

The Indemnified Party acknowledges that the Indemnified Party has been advised to obtain independent legal advice with respect to entering into this Agreement, that the Indemnified Party has obtained such independent legal advice or has expressly determined not to seek such advice, and that the Indemnified Party is entering into this

Agreement with full knowledge of the contents hereof, of the Indemnified Party’s own free will and with full capacity and authority to do so.

5.8	Execution and Delivery

This Agreement may be executed by the Parties in any number of counterparts, each of which is deemed to be an original, and such counterparts together shall constitute one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this Agreement.

[Remainder of page left intentionally blank.]

IN WITNESS OF WHICH the Parties have duly executed this Agreement as of the date first written above.

MIDAS GOLD CORP.
by
Name: ■
Title: ■

Name: ■
Title: ■

Witness to signature of Indemnified Party	Indemnified Party

SCHEDULE A

INSURANCE POLICY

Insurer	Policy No.
Allianz Global Risks	CAR000463170
Ironshore Canada Ltd	C445874017
Chubb Insurance Company of Canada	CODA028137

SCHEDULE B

REGISTRATION PROCEDURES

1.1Registration Procedures

(a)Upon receipt of a Request or a Piggyback Registration Notice from the Investor pursuant to Article 7, the Corporation will use its commercially reasonable efforts to effect the qualification for the offer and sale or other disposition or Distribution of Registrable Securities or Piggyback Registrable Securities, as applicable, of the Investor, and pursuant thereto the Corporation will use its commercially reasonable efforts to as expeditiously as possible:

(i)

in any event within 60 days of receipt of any Request or Piggyback Registration Notice, prepare and file with the Canadian Securities Authorities, as applicable, a Prospectus relating to the applicable Demand Registration or Piggyback Registration and any other documents reasonably necessary, including amendments and supplements in respect of such documents, to permit the offer and sale or other disposition or Distribution and, in so doing, act as expeditiously as is practicable and in good faith promptly settle all comments, deficiencies and obtain those Receipts and clearances and provide those undertakings and commitments as may be reasonably required by the Canadian Securities Authorities, all as may be necessary to permit the offer and sale or other disposition or Distribution of such securities in compliance with applicable Canadian Securities Laws;

(ii)

subject to applicable Canadian Securities Laws, keep the Prospectus effective until the Investor and the underwriters or agents, as applicable, have completed the sale or Distribution described in the Prospectus but not longer than 60 days from the date of the last Prospectus filed in respect of such sale or Distribution;

(iii)

notify the Investor and the lead underwriter(s) or lead agent(s), if any, and (if requested) confirm such advice in writing, as soon as practicable after notice thereof is received by the Corporation (A) when the Prospectus or any amendment thereto has been filed or been receipted, and furnish the Investor and lead underwriter(s) or lead agent(s) with copies thereof, (B) of any comments on or request by the Canadian Securities Authorities for amendments to the Prospectus or for additional information, (C) of the issuance by the Canadian Securities Authorities of any stop order or cease trade order relating to the Prospectus or any order preventing or suspending the use of any Prospectus or the initiation or threatening of any proceedings for such purposes, and (D) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Registrable Securities or Piggyback Registrable Securities, as applicable, for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv)

notify the Investor and the lead underwriter(s) or lead agent(s), if any, (A) at any time the representations and warranties contemplated by any underwriting agreement, securities/sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects, and (B) the happening of any event as a result of which the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they are made or, if for any other reason it will be necessary during such time period to amend or supplement the Prospectus in order to comply with Canadian Securities Laws and, in either case as promptly as practicable thereafter, prepare and file with the Canadian Securities Authorities, and furnish without charge to the Investor and the lead underwriter(s) or lead agent(s), if any, a supplement or amendment to such Prospectus, which will correct such statement or omission or effect such compliance;

(v)

make every commercially reasonable effort to prevent the issuance of any stop order, cease trade order or other order suspending the use of any Prospectus or suspending any qualification of the Registrable Securities or Piggyback Registrable Securities, as applicable, covered by the Prospectus and, if any such order is issued, to obtain the withdrawal of any such order;

(vi)

furnish to the Investor and each lead underwriter or lead agent, without charge, as applicable, one executed copy of the Prospectus and any amendment or supplement thereto, and provide the Investor and its counsel with an opportunity to review, and provide comments to the Corporation on the Prospectus and any such amendment or supplement;

(vii)

deliver to the Investor and the underwriters for an underwritten offering or the agents for an agency offering, if any, without charge, as many commercial copies of the Prospectus and any amendment or supplement thereto as such Persons may reasonably request (it being understood that the Corporation consents to the use of the Prospectus or any amendment or supplement thereto by the Investor and the underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities or Piggyback Registrable Securities, as applicable, covered by the Prospectus or any amendment or supplement thereto) and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities or Piggyback Registrable Securities, as applicable, by such Person;

(viii)	use its commercially reasonable efforts to qualify and to provide such cooperation to the Investor, the lead underwriter or lead agent, if any,

and their respective counsel in connection with the qualification of such Registrable Securities or Piggyback Registrable Securities, as applicable, for offer and sale in Canada in compliance with the applicable Canadian Securities Laws as any such Person, underwriter or agent reasonably requests in writing;

(ix)

in connection with any underwritten offering or agency offering, enter into customary agreements, including an underwriting agreement or agency agreement, as applicable, in accordance with Section 7.8, and furnish to the underwriters or agents and the Investor, among other things:

(A)

an opinion of external legal counsel representing the Corporation for the purposes of such Registration, addressed to the underwriters or agents and to the Investor, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering or agents in an agency public offering; and

(B)

a “comfort letter” dated such date from the independent public accountants as auditor retained by the Corporation, addressed to the underwriters or agents and to the Investor, in form and substance as is customarily given in an underwritten or agency public offering, as applicable, provided that the Investor has made such representations and furnished such undertakings as the auditor may reasonably require;

(x)	use its commercially reasonable efforts to obtain a customary legal opinion of external legal counsel of the Corporation addressed to the Investor;
(xi)

furnish to the Investor and the lead underwriter or lead agent, if any, and such other Persons as the Investor may reasonably specify, such corporate certificates, satisfactory to the Investor acting reasonably, as are customarily furnished in securities offerings, and, in each case, covering substantially the same matters as are customarily covered in such documents in the relevant jurisdictions and such other matters as the Investor may reasonably request;

(xii)

use commercially reasonable efforts to cause all Registrable Securities and Piggyback Registrable Securities, as applicable, covered by the Prospectus to be listed and posted for trading on each securities exchange or automated quotation system on which the Common shares are then listed or quoted, to the extent not already listed or posted for trading;

(xiii)provide a CUSIP number for all Registrable Securities not later than the closing date of the offering;

(xiv)

make reasonably available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters or agents (taking into account the needs of the Corporation’s businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten or agency offering;

(xv)

prior to the filing of any document which is to be incorporated by reference into the Prospectus, provide copies of such document to counsel for the Investor and to each lead underwriter or lead agent, if any, and make the Corporation’s representatives reasonably available for discussion of such document and make such changes in such document concerning the Investor prior to the filing thereof as counsel for the Investor or underwriters or agents may reasonably request;

(xvi)

as promptly as practicable after filing with the Canadian Securities Authorities any document which is incorporated by reference into the Prospectus, provide copies of such document to counsel for the Investor and to the lead underwriters or lead agents, if any;

(xvii)

cooperate with the Investor and the lead underwriter or lead agent, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities or Piggyback Registrable Securities, as applicable, to be sold, and cause such Registrable Securities or Piggyback Registrable Securities, as applicable, to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities or Piggyback Registrable Securities, as applicable, to the underwriters or agents or, if not an underwritten or agency offering, in accordance with the instructions of the sellers of Registrable Securities or Piggyback Registrable Securities, as applicable, at least three Business Days prior to any sale of Registrable Securities or Piggyback Registrable Securities, as applicable, and instruct any transfer agent and registrar of Registrable Securities or Piggyback Registrable Securities, as applicable, to release any stop transfer orders in respect thereof at or prior to the closing of such purchase and sale;

(xviii)

take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities or Piggyback Registrable Securities, as applicable; and

(xix)	take such other actions and execute and deliver such other documents as may be reasonably necessary to give full effect to the rights of the Investor under this Agreement.

(b)In connection with each Demand Registration and Piggyback Registration in which the Investor sells Registrable Securities or Piggyback Registrable Securities, as

applicable, the Corporation may require the Investor to furnish to the Corporation such information regarding the Distribution and such other information relating to the Investor and its ownership of Registrable Securities or Piggyback Registrable Securities, as applicable, as the Corporation may from time to time reasonably request in writing. The Investor agrees to furnish such information to the Corporation and to cooperate with the Corporation as necessary to enable the Corporation to comply with the provisions of this Agreement. The Investor shall notify the Corporation immediately upon the occurrence of any event as a result of which any Prospectus or any amendment or supplement thereto includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made.

1.2Investor’s Rights of Withdrawal

(a)The Investor shall have the right to withdraw its request for inclusion of its Registrable Securities or Piggyback Registrable Securities in any Prospectus pursuant to Section 7.1 or Section 7.2, as applicable, without incurring any liability to the Corporation or any other Person by giving written notice to the Corporation of its request to withdraw; provided, however, that:

(i)	such request must be made in writing five Business Days prior to the execution of the underwriting agreement (or such other similar agreement) with respect to such offering; and
(ii)

such withdrawal will be irrevocable and, after making such withdrawal, the Investor will no longer have any right to include its Registrable Securities or Piggyback Registrable Securities in the offering in respect of which such withdrawal was made.

(b)Provided that the Investor withdraws all of its Registrable Securities or Piggyback Registrable Securities, as applicable, from a Demand Registration or a Piggyback Registration in accordance with Section 1.2(a) of this Schedule B prior to the filing of a preliminary Prospectus, the Investor will be deemed to not have participated in or requested such Demand Registration or a Piggyback Registration, as applicable.

(c)Notwithstanding Section 1.2(a)(i) of this Schedule B, if the Investor withdraws its request for inclusion of its Registrable Securities or Piggyback Registrable Securities from a Demand Registration or Piggyback Registration, as applicable, at any time after having learned of a material adverse change in the condition, business or prospects of the Corporation, the Investor will not be deemed to have participated in or requested such Demand Registration or Piggyback Registration.

(d)Notwithstanding the foregoing, if the Corporation postpones the filing of a Prospectus pursuant to Section 7.1(b)(iii) of the Agreement and if the Investor, at any time prior to receiving written notice that the Valid Business Reason for such postponement no longer exists, advises the Corporation in writing that it has determined to withdraw its request for a Demand Registration, then such Demand Registration and the request therefor will be deemed to be withdrawn and such request will be deemed not to have been made for purposes of determining whether the Investor exercised its right to a Demand Registration.

SCHEDULE C

SELECTION OF INDEPENDENT EXPERT

If an Equivalency Determination Request is delivered by the Corporation pursuant to Section 6.3(c), the Parties shall work together to select a senior executive from an internationally recognized firm acting in the area of precious metal concentrate sales, trading and marketing that is carrying on business in Canada and/or the United States and that is independent of each of the Corporation and the Investor (an “Independent Expert”). For purposes of selecting an Independent Expert, the Parties have pre-approved Cliveden Trading AG and Bluequest Resources AG as acceptable firms from which a senior executive may be selected but, if such firms are not available or independent of each of the Corporation and the Investor, the Parties may select a senior executive from an internationally recognized firm, such as SNC-Lavalin Group Inc., Hatch Ltd., Fluor Corporation or AMEC Foster Wheeler plc, that is independent of each of the Corporation and the Investor. If the Parties do not agree to an Independent Expert within 10 days of the delivery by the Corporation of an Equivalency Determination Request, each Party shall nominate one Independent Expert within the following 10 days and both such Independent Experts acting together shall within a further 10 day period select a third Independent Expert to make such determination; provided that, if one of the Parties fails to appoint an Independent Expert pursuant to the foregoing, the Independent Expert appointed by the other Party shall be entitled to make the determination requested in the Equivalency Determination Request. In the event that the Independent Experts selected by the Parties fail to appoint an Independent Expert to make the Equivalency Determination within the prescribed time, the Chief Executive Officer of the Corporation and a senior executive of the Investor shall meet within 10 days (in person or by teleconference) to use good faith efforts to select an Independent Expert.